UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        SOUTH STREET VENTURES VII, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN OUR CHARTER)

                                 NORTH CAROLINA
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                7380                                   20-0636022
     (PRIMARY STANDARD INDUSTRIAL                   (I.R.S. EMPLOYER
     CLASSIFICATION CODE NUMBER)                    IDENTIFICATION NO.)

        6201 Fairview Road, Suite 200 - Charlotte, North Carolina 28210
                                 (704) 944-3140
          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                               Charles W. Barkley
                          6201 Fairview Road, Suite 200
                        Charlotte, North Carolina 28210
                                 (704) 944-3140
               (NAME, ADDRESS AND TELEPHONE OF AGENT FOR SERVICE)

                                    COPIES TO:

     Michael Killman, CFO                     Charles Barkley
     South Street Ventures VII, Inc.          Attorney at Law
     1931 E. 37th Street, Ste 7               6201 Fairview Road, Suite 200
     Odessa, Texas 79762                      Charlotte, North Carolina 28210
     (432) 363-0067 Office                    (704) 944-3140 Office
     (432) 363-0376 Fax                       (704) 552-6332 Fax

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As  soon as practicable after the effective date of this registration statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                                                      Proposed
                                    Proposed          Maximum
Title of Each                       Maximum           Aggregate     Amount of
Class of Securities  Amount to be   Offering Price    Offering      Registration
to be Registered     Registered     Per Share (1)(3)  Price (1)     Fee (1)
-------------------  ------------   ---------------   ----------    ------------

Common  Stock        1,290,000 (2)       $0.25 (2)    $  322,500       $40.23
($.001 par value)
-------------------  ------------   ---------------   ----------    ------------
Totals               1,290,000           $0.25        $  322,500       $40.23
-------------------  ------------   ---------------   ----------    ------------



(1) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee for the shares of the Selling Security Holders and the resale of the shares that will be distributed as a dividend distribution to shareholders of South Street Ventures VII, Inc., a North Carolina corporation ("South Street"). The sale of the shares of the Selling Security Holders and the resale of the shares that are being distributed to the selling shareholders of South Street (the "South Street Selling Security Holders") are being registered pursuant to this Registration Statement. The registration fee for the shares of the Selling Security Holders and the registration fee for the shares of the South Street Selling Security Holders are both based upon a value of $.25.

(2) Our Selling Security Holders hold 890,000 of the shares, which they are registering. These shares will be sold at $.25 until the shares are traded on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices. China World Trade Corp. ("China World Trade"), holds 400,000 shares, which will be distributed as a dividend distribution ratably to the China World Trade Selling Security Holders on the basis of one share of our common stock for approximately Forty Four shares of China World Trade common stock. This distribution of these shares is being registered pursuant to this Registration Statement. In addition, the resale of the shares of the China World Trade Selling Security Holders is also being registered hereunder. The shares of all Selling Security Holders will be sold at $.25 until the shares are traded on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices.

(3)  The  Company  will  pay  the  expenses  of  this  registration  statement.

The information in this prospectus is not complete and may be changed. Our company and the selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.


              --The rest of this page is intentionally left blank--


                                   PROSPECTUS
                        SOUTH STREET VENTURES VII, INC.

                          A NORTH CAROLINA CORPORATION

                        1,290,000 SHARES OF COMMON STOCK


Certain Selling Security Holders of South Street Ventures VII, Inc. ("South Street," "we," "us,""our") are offering 890,000 shares of our common stock for sale. In addition, our strategic partner, China World Trade Corp. ("China World Trade") is distributing 400,000 shares of our common stock as a dividend distribution to its shareholders of record as of June 30, 2004, on the basis of one share of our common stock for each Forty Four shares of China World Trade common stock. Fractional shares will be rounded up. Finally, the China World Trade Security Holders are offering for resale the 400,000 shares of our common stock which they receive in the dividend distribution.

To summarize, this offering is comprised of securities registered for sale by the Selling Security Holders, securities registered pursuant to a dividend distribution of 400,000 shares of our common stock to holders of China World Trade common stock, and securities registered for sale by the China World Trade Selling Security Holders.

China World Trade shareholders are not required to take any action to receive their shares of our common stock. No consideration need be paid by the holders of China World Trade shares for our shares.

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 8.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. Our company may not sell these securities until the registration filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

            The date of this preliminary prospectus is ______, 2004.


                              AVAILABLE INFORMATION

We will be required to file reports and other information with the Securities and Exchange Commission under Sections 13 and 15(d). Such reports and other information filed by us can be inspected and copied at the public reference facilities of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Requests for copies should be directed to the Commission's Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and
 ------------------
other  information  regarding  registrants  that  file  electronically.

     We have filed with the Commission a Registration on Form SB-2 of which this Prospectus constitutes a part, under the Securities Act of 1933, as amended. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules of the Commission. For further information pertaining to us, reference is made to the Registration Statement. Statements contained in this Prospectus or any documents incorporated herein by reference concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission. Copies of the Registration Statement are on file at the offices of the Commission, and may be inspected without charge at the offices of the Commission, the addresses of which are set forth above, and copies may be obtained from the Commission at prescribed rates. The Registration Statement has been filed electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval System and may be obtained through the Commission's Web site (http:// www.sec.gov).



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

                                TABLE OF CONTENTS

Prospectus Information                                                      Page

     Front  Cover  Page  of  Prospectus                                        3
     Inside  Front  and  Outside  Back  Cover  Pages  of  Prospectus           4
     Summary  Information                                                      6
     Risk  Factors                                                             9
     Use  of  Proceeds                                                        14
     Determination  of  Offering  Price                                       15
     Dilution                                                                 15
     Selling  Security  Holders                                               16
     Plan  of  Distribution                                                   16
     Legal  Proceedings                                                       16
     Directors,  Executive  Officers,  Promoters and Control Persons          17
     Security  Ownership  of Certain Beneficial Owners and Management         18
     Description  of  Securities                                              19
     Interest  of  Experts  and  Counsel                                      20
     Disclosure  of  Commission  Position  on  Indemnification                20
     for  Securities  Act  Liabilities                                        21
     Organization  Within  Last  Five  Years                                  22
     Description  of  Business                                                23
     Reports  to  Securities  Holders                                         26
     Management's  Discussion  and  Analysis  or  Plan  of  Operation         27
     Description  of  Property                                                30
     Certain  Relationships  and  Related  Transactions                       30
     Market  for  Common  Equity and Related Stockholder Matters              31
     Executive  Compensation                                                  33
     Financial  Statements                                                    34
     Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

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


                      SUMMARY INFORMATION AND RISK FACTORS

                               PROSPECTUS SUMMARY

     THE FOLLOWING IS A SUMMARY OF THE PERTINENT INFORMATION REGARDING THIS OFFERING. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS AND RELATED NOTES INCORPORATED BY REFERENCE IN THIS PROSPECTUS. THE PROSPECTUS SHOULD BE READ IN ITS ENTIRETY, AS THIS SUMMARY DOES NOT CONTAIN ALL FACTS NECESSARY TO MAKE AN INVESTMENT DECISION.

PROSPECTUS  SUMMARY

SUMMARY  OF  THE  OFFERING

THE  COMPANY:

We were formed as a North Carolina corporation on December 12, 2001 as South Street Ventures VII, Inc. We operate through our wholly owned subsidiary, yourincorporation.com, Inc., a North Carolina corporation that was formed on July 15, 2003. We are in the business of providing online incorporation services for business corporations, limited liability companies and non-profit corporations through our e-commerce website at www.yourincorporation.com. In addition we intend to arrange registered agent, registered office, mail forwarding and affiliate services. We are an early stage company with only minimal sales. Our offices are at 6201 Fairview Road, Suite 200, Charlotte, NC 28210.

On June 30, 2004, we entered into a strategic alliance with China World Trade Corp., ("China World Trade"), a Nevada Corporation. China World Trade represents that it operates business clubs in major cities of China in association with the World Trade Center Association and intends to launch a proprietary web site at www.chinaworldtrade.com. As part of our agreement, China World Trade will offer
-----------------------
our online incorporation services to its shareholders and business club members at a preferential rate using a specific discount code. As payment for the Agreement, we issued 400,000 shares of our common stock to China World Trade.

China World Trade plans to make a registered dividend distribution of our shares pursuant to this prospectus to its outstanding shareholders, on the basis of one share of South Street common stock for each Forty Four shares of China World Trade common stock owned. There were 85 shareholders of China World Trade common stock as of the filing of its most recent Form 10KSB.


RISK  FACTORS:                     This offering involves a high degree of risk,
                                   elements  of  which  include:

                              - We are a new business and we have not proven our ability to generate profits.
                              - Our independent auditors have noted that there is substantial doubt about our ability to continue as a going concern.
                              -    We  may  need  to  raise  money.
                              - Competition in the e-commerce world is fierce and we may not be able to compete and survive.
                              - The industry in which we operate and the market for our services is characterized by rapid technological developments, evolving industry standards, and frequent new product and service introductions and enhancements.
                              - Our market is characterized by an increasing number of entrants that have introduced or developed services similar to those offered by us.
                              - Because our stock is considered a penny stock any investment in our stock is considered to be a high-risk investment and is subject to restrictions on marketability.
                              -    We  depend  on  the  Internet.
                              - Breaches of security and computer viruses on the Internet may adversely affect our business by slowing the growth of eBusiness.
                              - Because the price at which the shares are offered is higher than our current per share value, immediate dilution of value of our stock will occur.
                              -    Our  intellectual  property is not protected.
                              - We depend on a third party to develop and maintain our e-commerce website.
                              - Our principal stockholders control our business affairs in which case you will have little or no participation in our business affairs.
                              - If we lose the services of our president, our business may be impaired.
                              - We have never paid dividends on our common stock and you may never receive dividends. There is a risk that an investor in our company will never see a return on investment and the stock may become worthless.
                              -    There  is  currently no market for our Common
                                   Stock.
                              - Future sales of our common stock could put downward selling pressure on our shares, and adversely affect the stock price.
                              - This offering is being conducted by our officers and directors; there is no minimum offering amount.
                              - The offering price was arbitrarily determined and bears no relation to our assets, revenues, book value or other traditional criteria of value.


SHARES  OF  COMMON                 10,000,000  shares
STOCK  OUTSTANDING
AS OF THE DATE OF
THIS  PROSPECTUS:

SHARES  OF  COMMON                 10,400,000  shares
STOCK  OUTSTANDING
AFTER  OFFERING,

TERMS  OF  THE  OFFERING

As of June 30, 2004, we had 1,000,000 shares of our common stock outstanding. On July 2, 2004 our Board of Directors authorized a 10 for 1 split up of our stock. This offering is comprised of a registered securities offering of 890,000 shares by the Selling Security Holders, a registered dividend distribution of 400,000 shares of our common stock to holders of China World Trade common stock and a registered securities offering by the China World Trade Selling Security Holders of the shares of common stock which they receive in the dividend distribution. Both the Selling Security Holders and the China World Trade Selling Security Holders will sell their shares at $0.25 until the shares are traded on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices. 400,000 shares of our common stock will be issued as a dividend distribution to shareholders of China World Trade of record as of June 30, 2004 on the basis of one share of our common stock for each Forty Four shares of China World Trade common stock. There will be no fractional shares distributed.

Because of China World Trade's role in the distribution, it will likely be deemed to be a "statutory underwriter" within the meaning of Section 2(11) of the Securities Act. China World Trade has advised us that it will comply with prospectus delivery requirements that would apply to a statutory underwriter in connection with the distribution of our shares to its shareholders. Further, China World Trade has acknowledged that it is familiar with the anti-manipulation rules of the SEC, including Regulation M. These rules may apply to sales by China World Trade in the market if a market develops. However, China World Trade will not own any shares of our company after the distribution and has no plans for future sales or purchases.

Regulation M prohibits any person who participates in a distribution from bidding for or purchasing any security which is the subject of the distribution until the entire distribution is complete. It also prohibits purchases to stabilize the price of a security in the distribution.

We have agreed to pay all estimated expenses of registering the securities. Although we will pay all offering expenses, we will not receive any proceeds from the sale of the securities.

TAX  CONSEQUENCES  OF  THE  CHINA  WORLD  TRADE  DISTRIBUTION

     Dividends and distributions received are taxable as ordinary income for federal income tax purposes pursuant to Section 311 of the Internal Revenue Code provided that China World Trade has current or accumulated earnings and profits. The fair market value of our common stock will be established by trading that develops immediately subsequent to the China World Trade distribution. As of June 30, 2004, the taxable dividend value of each of our shares to be distributed to China World Trade shareholders was $0. This was arrived at by taking our negative shareholders' equity of ($2,748) at December 31, 2003 and dividing that amount by the number of our outstanding shares on June 30, 2004.

     The foreign, state and local tax consequences of receiving the distribution may differ materially from the federal income tax consequences described above. Shareholders should consult their tax advisor about their own particular situation.


USE  OF  PROCEEDS:       All  proceeds  from  sales  of our securities from this
                         offering will be retained by the selling security holders. The Company will receive no proceeds.

PLAN  OF  DISTRIBUTION:  The  securities  offered by this prospectus may be sold by the Selling Security Holders and the China World Trade Selling Security Holders. This is a best efforts underwriting, with no commitment by anyone to purchase any shares. The Selling Security Holders and China World Trade Selling Security Holders will sell their shares at $0.25 until the shares are traded on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices. The distribution of the securities by the Selling Security Holders and China World Trade Selling Security Holders may be effected in one or more transactions that may take place in the over-the-counter market, including broker's transactions or privately negotiated transactions.



                         FINANCIAL SUMMARY INFORMATION.
                         ------------------------------

Because this is only a financial summary, it does not contain all the financial information that may be important to you. You should also read carefully all the information that is contained in this prospectus, including the financial statements and their explanatory notes.


Statements of Operations     For the year ended       For the year ended
                             December 31, 2003        December 31, 2002
------------------------     ------------------       ------------------

Revenues                     $            8,732                      -0-
------------------------     ------------------       ------------------
Cost  of  Revenues           $          108,602                      -0-
------------------------     ------------------       ------------------
Gross  Loss                  $          (99,870)                     -0-
------------------------     ------------------       ------------------
Operating  expenses          $            5,848                      -0-
------------------------     ------------------       ------------------
Income (loss) before
Income Taxes                 $         (105,718)                     -0-
------------------------     ------------------       ------------------
Other  expense,  net         $              -0-                      -0-
------------------------     ------------------       ------------------
Net  income  (loss)          $         (105,718)                     -0-
------------------------     ------------------       ------------------
Net income (loss) per
common share                 $             (.11)                     -0-
------------------------     ------------------       ------------------

                             As of
Balance  Sheet               December 31,  2003
------------------------     ------------------       ------------------
Available  cash              $            2,066                      -0-
------------------------     ------------------       ------------------
Total  current  assets       $            2,918                      -0-
------------------------     ------------------       ------------------
Website Development
Costs                        $            5,042                      -0-
------------------------     ------------------       ------------------
Total  Assets                $            7,960                      -0-
------------------------     ------------------       ------------------
Note Payable to
Shareholder                  $           10,708                      450
------------------------     ------------------       ------------------
Total Current liabilities    $           10,708                      -0-
------------------------     ------------------       ------------------
Total  Liabilities           $           10,708                      450
------------------------     ------------------       ------------------
Stockholders equity
(deficiency)                 $           (2,748)                    (450)
------------------------     ------------------       ------------------
Stockholders equity and
Liabilities                  $            7,960                      -0-
------------------------     ------------------       ------------------


                                  RISK FACTORS

AN INVESTMENT IN THE SHARES OF COMMON STOCK OFFERED IN THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. WE CANNOT ASSURE THAT WE WILL EVER GENERATE SIGNIFICANT REVENUES, DEVELOP OPERATIONS, OR MAKE A PROFIT.


WE  ARE  A  NEW BUSINESS AND WE HAVE NOT PROVEN OUR ABILITY TO GENERATE PROFITS.

     We launched our website in December, 2003 and have no meaningful operating history so it will be difficult for you to evaluate an investment in our stock. From our inception to December 31, 2003, we have had $8,732 in revenue and a net loss of $(105,718). You will bear the risk of complete loss of your investment if we are unsuccessful. Our total stockholders' deficit as of December 31, 2003 amounted to ($2,748). We may not be profitable in the future or have a positive stockholders' equity. The loss for the period ended December 31, 2003 was primarily attributable to services rendered by our President, Charles W. Barkley, in the development of the website.

     For the three months ended September 30, 2004 (unaudited) we generated revenues of $73,859 and a net loss of ($49,646). We had assets of $12,197 as of September 30, 2004 and liabilities of $5,208. Our stockholder's equity was $12,197 at that time.


OUR INDEPENDENT AUDITORS HAVE NOTED THAT THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Our independent auditors prepared our financial statements assuming we will continue as a going concern. At December 31, 2003, we had negative working capital of $ 7,700 and negative net worth of approximately $2,700. In addition, we had incurred accumulated losses of $106,000. This raises substantial doubt about our ability to continue as a going concern. Management believes the Company can attain profitable operations by a strategy to raise additional capital, optimize search engine ratings, and advertise online and elsewhere. There can be no assurances that these plans will be successful.


WE ARE NOT RAISING MONEY IN THIS OFFERING AND MAY NEED TO RAISE MONEY LATER WHICH COULD DILUTE YOUR INTEREST.

Since the Company will not raise money through this offering, we may need to raise money in the future to continue operations. We are devoting substantially all of our present efforts to establishing a new business. As of December 31, 2003, we had assets of $7,960 and liabilities of $10,708. We had generated $8,732 in revenue. Since we will not raise money through this offering, we will have to seek other sources of financing or we may be forced to curtail or terminate our business. There is no assurance that additional sources of financing will be available at a reasonable cost or at all. If our development and marketing costs exceed our estimates, it may impact our ability to continue operations. We believe we have accurately estimated our needs for the next twelve months based on receiving both the minimum and maximum amount of the offering. It is possible that we may need to purchase additional equipment or that our startup costs will be higher than estimated. If this happens, it may impact our ability to generate revenue and we would need to seek additional funding.


WE MAY BE CHALLENGED BY TRADITIONAL LEGAL LICENSING BOARDS AND BAR ASSOCIATIONS.

We are a document preparation service only and may not render legal, accounting, tax or similar advice. All fifty states have some requirements for the licensing of legal, accounting and/or tax advisers. Many of our prospective customers require some determination of legal, accounting and tax issues. Our business model may be challenged by these Boards or by individual Bar Associations or similar trade groups. We may be unable to defend our business model against such challenges and may be unable to afford a defense even if we believe we could prevail on the merits.


COMPETITION IN THE E-COMMERCE WORLD IS FIERCE AND WE MAY NOT BE ABLE TO COMPETE AND SURVIVE.

The electronic commerce industry is relatively new and very competitive. It is constantly changing and we expect competition in the e business world to intensify in the future. Going into business on the internet is easy and new competitors can launch sites at a relatively low cost. In addition, the Internet market for online incorporation services is very competitive and no clear leader has been established. We will compete with a variety of competitors including traditional law firms and accounting firms with much better financial resources than we have.

We expect that competition will intensify and that new competitors will enter the market in the future. Increased competition will result in reduced profit margins on products. Many of our competitors have marketing arrangements through click through affiliate relationships. We currently have no such capability. South Street Ventures VII, Inc. believes that its ability to compete successfully depends on a number of factors, including brand awareness and market presence; the quality of its advertising services; ease of use and timing of introductions of new products by South Street Ventures VII, Inc. and its competitors; our ability to establish co-marketing relationships; and industry and general economic trends. The failure of any number of these factors could cause us additional losses.


THE INDUSTRY IN WHICH WE OPERATE AND THE MARKET FOR OUR SERVICES IS CHARACTERIZED BY RAPID TECHNOLOGICAL DEVELOPMENTS, EVOLVING INDUSTRY STANDARDS, AND FREQUENT NEW PRODUCT AND SERVICE INTRODUCTIONS AND ENHANCEMENTS. THERE IS A RISK THAT THE INTRODUCTION OF NEW PRODUCTS AND SERVICES BY OUR COMPETITORS COULD RENDER OUR EXISTING SERVICES OBSOLETE AND UNMARKETABLE, ESPECIALLY BECAUSE WE CAN NOT AFFORD TO KEEP PACE WITH OUR COMPETITION.

The industry in which the Company operates and the market for our services is characterized by rapid technological developments, evolving industry standards, and frequent new product and service introductions and enhancements. The development and introduction of new products and services by our competitors could render our existing services obsolete and unmarketable. Our business depends in significant part on its ability to continually improve the performance, features, and reliability of its motorcycle accessories and apparel products and services, and to modify its manufacturing operations to work with new technological standards in response to both evolving demand in the marketplace and competitive products and services. Our pursuit of improved performance, new features, and necessary technological advances will require substantial time and expense, and there can be no assurance that South Street Ventures VII, Inc. will succeed in adapting its products to changing technology standards and customer requirements.


OUR MARKET IS CHARACTERIZED BY AN INCREASING NUMBER OF ENTRANTS THAT HAVE INTRODUCED OR DEVELOPED SERVICES SIMILAR TO THOSE OFFERED BY US.

We believe that competition will intensify and increase in the future. Our target market is rapidly evolving and is subject to continuous technological change. Third parties may independently develop technologies similar or superior to our technologies but which do not violate any of our intellectual property rights such as our online posting of completed incorporation documents. This could cause us to lose customers or potential customers. This is particularly true for internet customers who we believe are interested in the most sophisticated, up-to-date technologies. As a result, our competitors may be better positioned to address these developments or may react more favorably to these changes. Our inability to be competitive in obtaining and maintaining clients would have a negative effect on our revenues and results of operations.


IF WE ARE UNABLE TO PREVENT UNAUTHORIZED ACCESS TO OUR USER TRANSACTIONS AND OTHER INFORMATION WE COULD BE HARMED. ANY SIGNIFICANT COMPROMISE OF OUR SYSTEMS' SECURITY COULD MATERIALLY ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION AND OPERATING RESULTS.

Our user transactions are managed by third party vendors over whom we have no control. Advances in computer capabilities, new discoveries in the field of cryptography or other events or developments could result in a compromise of the software or technologies used by us to protect user transactions and other information. The secure transmission of confidential information over public networks is a critical element of our operations. A party who is able to circumvent security measures could misappropriate proprietary information or cause interruptions in our operations. We may be required to expend significant capital or other resources to protect against the threat of security breaches or to alleviate problems caused by breaches. Although we intend to implement industry-standard security measures, we cannot be certain that measures implemented by us will not be circumvented in the future.


BECAUSE OUR STOCK IS CONSIDERED A PENNY STOCK ANY INVESTMENT IN OUR STOCK IS CONSIDERED TO BE A HIGH-RISK INVESTMENT AND IS SUBJECT TO RESTRICTIONS ON MARKETABILITY.

Our Shares are "penny stocks" within the definition of that term as contained in the Securities Exchange Act of 1934, which are generally equity securities with a price of less than $5.00. Our shares will then be subject to rules that impose sales practice and disclosure requirements on certain broker-dealers who engage in certain transactions involving a penny stock. These rules impose restrictions on the marketability of the common stock and may affect its market value.


WE  DEPEND  ON  THE  INTERNET.

Our business is an "e-commerce" business that is conducted over the Internet. Internet system failures could seriously impact our operations and cause customers to seek other solutions. To some extent our success is dependent upon our ability to deliver high speed, uninterrupted access to the Internet for those clients who choose to host with us. System failures or service interruptions caused by high levels of user traffic, failures of third-party systems or other acts beyond our control would lead to substantial inconvenience for our users, hurt our reputation and reduce our advertising and commerce revenues. If system failures were sustained or repeated, our advertising revenues, commerce partners, reputation and the attractiveness of our brand name could be impaired. Computer viruses or unauthorized access to or sabotage of our network by a third party could also result in system failures or service interruptions. Any system failure that causes interruption in our operations could impact our ability to maintain customers. Additionally, a natural disaster, power or telecommunications failure or act of war may cause extended systems failure. Failures in the telecommunications network on which we rely would result in customers' receiving no or diminished access to the Internet.


BREACHES OF SECURITY AND COMPUTER VIRUSES ON THE INTERNET MAY ADVERSELY AFFECT OUR BUSINESS AND SLOW THE GROWTH OF E-BUSINESS.

The need to securely transmit confidential information over the Internet has been a significant barrier to e-Business and Internet communications. Any well-publicized compromise of security could deter consumers and businesses from using the Internet to conduct transactions that involve transmitting confidential information. Furthermore, computer viruses that spread over the Internet could disable or damage the systems we develop for our clients. Decreased internet traffic as a result of general security concerns or viruses could cause companies to reduce their amount of technology spending, which could hurt our results of operations.


OUR  INTELLECTUAL  PROPERTY  IS  NOT  PROTECTED.

We have no patents or other protections for our technology that would preclude or inhibit competitors from entering our market. Further, legal standards relating to the validity, enforceability and scope of protection of intellectual property rights in Internet-related industries are uncertain and still evolving. We cannot assure that our business activities will not infringe the proprietary rights of others or that such other parties will not assert infringement claims against us. Any claims or resultant litigation could subject us to significant liability for damages and could result in invalidation of our property rights and, even if not meritorious, could be time consuming and expensive to defend and could result in the diversion of management time and attention. Any of these events could impact our business, causing additional cost to protect our intellectual property or to defend against claims.


WE  DEPEND  ON  A  THIRD  PARTY  TO DEVELOP AND MAINTAIN OUR E-COMMERCE WEBSITE.

Alter Imaging, LLC of Charlotte, NC has designed and maintains our website. We have an verbal agreement with Alter Imaging that can be terminated by either party at will. Termination of our agreement with Alter Imaging could seriously impair our business. If we were unable to replace Alter Imaging with another suitable vendor, we may be unable to continue our website. Susanne Mulligan, the principal of Alter Imaging, LLC, owns 50,000 shares of our common stock, which she is offering for sale in this offering.


OUR PRINCIPAL STOCKHOLDERS CONTROL OUR BUSINESS AFFAIRS IN WHICH CASE YOU WILL HAVE LITTLE OR NO PARTICIPATION IN OUR BUSINESS AFFAIRS.

Our principal stockholders, Charles Barkley and Michael S. Killman, will own approximately 84.7% of our common stock after this offering. As a result, they will have controlling influence over all matters requiring approval by our stockholders. In addition, they will be able to elect all of the members of our Board of Directors, which will allow them to control our affairs and management. Accordingly, you will be limited in your ability to affect change in how we conduct our business.


IF  WE  LOSE  THE  SERVICES  OF  OUR  PRESIDENT,  OUR  BUSINESS MAY BE IMPAIRED.

Our success is dependent upon the continued active participation of our president, Mr. Charles Barkley. Mr. Barkley has over twenty five years of experience as a practicing lawyer in corporation law. He is also the founder of our subsidiary, yourincorporation.com, Inc., and established virtually all of its policies, procedures, forms, and data. The loss of Mr. Barkley's services could harm our business. We do not maintain "key person" life insurance and do have a written employment agreement with Mr. Barkley.


WE HAVE NEVER PAID DIVIDENDS ON OUR COMMON STOCK AND YOU MAY NEVER RECEIVE DIVIDENDS. THERE IS A RISK THAT AN INVESTOR IN OUR COMPANY WILL NEVER SEE A RETURN ON INVESTMENT AND THE STOCK MAY BECOME WORTHLESS.

We have never paid dividends on our common stock. We intend to retain earnings, if any, to finance the development and expansion of our business. Future dividend policy will be at the discretion of the Board of Directors and will be contingent upon future earnings, if any, our financial condition, capital requirements, general business conditions and other factors. Future dividends may also be affected by covenants contained in loan or other financing documents, which may be executed by us in the future. Therefore, there can be no assurance that cash dividends of any kind will ever be paid. If you are counting on a return on your investment in the common stock, the shares are a risky investment.


THERE  IS  CURRENTLY  NO  MARKET  FOR  OUR  COMMON  STOCK.

There is currently no trading market for our shares of Common Stock, and there can be no assurance that a more substantial market will ever develop or be maintained. Any market price for shares of our Common Stock is likely to be very volatile, and numerous factors beyond our control may have a significant adverse effect. In addition, the stock markets generally have experienced, and continue to experience, extreme price and volume fluctuations which have affected the market price of many small capital companies and which have often been unrelated to the operating performance of these companies. These broad market fluctuations, as well as general economic and political conditions, may also adversely affect the market price of our Common Stock. Further, there is no correlation between the present limited market price of our Common Stock and our revenues, book value, assets or other established criteria of value.


FUTURE SALES OF OUR COMMON STOCK COULD PUT DOWNWARD SELLING PRESSURE ON OUR SHARES, AND ADVERSELY AFFECT THE STOCK PRICE. THERE IS A RISK THAT THIS DOWNWARD PRESSURE MAY MAKE IT IMPOSSIBLE FOR AN INVESTOR TO SELL HIS SHARES AT ANY REASONABLE PRICE.

By the filing of this registration statement, we are attempting to register 1,890,000 shares of our common stock held by our selling security holders, including the dividend distribution from China World Trade. If this registration statement is declared effective, the selling shareholders will be able to sell their shares at negotiated prices. If our common stock becomes tradable on the Over the Counter Bulletin Board, prospective purchasers will be able to purchase our common stock in the open market. Our selling shareholders will be able to sell their shares on the open market.

In  addition, because our principal stockholders, Charles W. Barkley and Michael
J. Killman own approximately 84.7% of our common stock they may dispose of a substantial percentage of their stock subject to Rule 144 trading volume limitations. If substantial amounts of any of these shares are sold there may be downward price pressures on our common stock price, causing the market price of our common stock to decrease in value. In addition, this selling activity could:

o    Decrease  the  level  of  public  interest  in  our  common  stock;

o Inhibit buying activity that might otherwise help support the market price of our common stock; and

o    Prevent  possible  upward  price  movements  in  our  common  stock.


AN ARBITRARY DETERMINATION OF THE OFFERING PRICE INCREASES THE RISK THAT THE VALUE OF THE SHARES IN THE OFFERING WILL BE MORE THAN THE VALUE THE PUBLIC MARKET ULTIMATELY ASSIGNS TO OUR COMMON STOCK AND MORE THAN AN WOULD BE VALUED BY AN INDEPENDENT APPRAISAL VALUE.

The offering price for the shares was arbitrarily determined. The offering price bears no relation to our assets, revenues, book value or other traditional criteria of value. Purchasers may be unable to resell their shares at or near the offering price, if they are able to resell the shares at all.


                                USE OF PROCEEDS

We will not receive any proceeds from the sale of the securities by the Selling Security Holders or the China World Trade Security Holders.


                        DETERMINATION OF OFFERING PRICE

The Selling Security Holders and the China World Trade Selling Security Holders will sell their shares at $.25 per share unless and until the Company is traded on the Over-the-Counter Bulletin Board, and thereafter at prevailing market prices. Prior to this offering, there has been no market for our shares. The offering price of $.25 per share was arbitrarily determined and bears no relationship to assets, book value, net worth, earnings, actual results of operations, or any other established investment criteria.


                                    DILUTION

The Company is not registering any shares in this registration statement. All shares are being registered by the Selling Security Holders, the China World Trade Selling Security Holders or being distributed in a registered dividend distribution. Dilution is the amount derived by subtracting from the offering price (per share) the net tangible book value (per share) after the offering. Net tangible book value per share is the amount obtained by subtracting from the tangible assets of the Company all liabilities and then dividing that amount by the number of shares outstanding. Prior to this offering, the net tangible book value of the Company's common stock was $0.0. Purchasers of shares of common stock will initially pay $0.25 per share, all of which will be paid to the selling security holders, and will therefore suffer an immediate substantial dilution of $0.25.


    SELLING SECURITY HOLDERS AND CHINA WORLD TRADE SELLING SECURITY HOLDERS

The Selling Security Holders named in the first table set forth below and the China World Trade Selling Security Holders named in the second table set forth below are selling the securities covered by this prospectus. None of the Selling Security Holders or the China World Trade Selling Security Holders named below are registered securities broker-dealers or affiliates of broker-dealers. The tables indicate that all the securities will be available for resale after the offering. However, any or all of the securities listed below may be retained by any of the Selling Security Holders or the China World Trade Selling Security Holders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the Selling Security Holders or the China World Trade Selling Security Holders upon termination of this offering. We believe that the Selling Security Holders and the China World Trade Selling Security Holders listed in the tables have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities covered by this prospectus. All shares are adjusted for the 10 for 1 forward split of July 2, 2004.


                         SELLING SECURITY HOLDERS TABLE



    Name       Relationship       Amount Owned       Amount To Be      Amount Owned      Percent Owned
               With Issuer     Prior to Offering      Registered      After Offering
------------   -------------   -----------------     ------------     --------------     -------------

Greentree      Consultant (1)       490,000             490,000              0                4.9%
Financial
Group, Inc.
------------   -------------   -----------------     ------------     --------------     -------------
Charles        None       (2)       200,000             200,000              0                2  %
E.  Barkley
------------   -------------   -----------------     ------------     --------------     -------------
Rosa  E.       Independent           50,000              50,000              0            Less than 1%
Sprinkle       Contractor (3)
------------   -------------   -----------------     ------------     --------------     -------------
Harold  H.     Consultant (4)        50,000              50,000              0            Less than 1%
Martin
------------   -------------   -----------------     ------------     --------------     -------------
Susanne        Consultant (5)        50,000              50,000              0            Less than 1%
Mulligan
------------   -------------   -----------------     ------------     --------------     -------------
Weiheng  Cai   Consultant (6)        20,000              20,000              0            Less than 1%
------------   -------------   -----------------     ------------     --------------     -------------
Li  Chen       Consultant (6)        10,000              10,000              0            Less than 1%
------------   -------------   -----------------     ------------     --------------     -------------
Jinfen  Long   Consultant (6)        10,000              10,000              0            Less than 1%
------------   -------------   -----------------     ------------     --------------     -------------
J.  D.  Xing   Consultant (7)        10,000              10,000              0            Less than 1%
------------   -------------   -----------------     ------------     --------------     -------------
TOTALS                              890,000             890,000
------------   -------------   -----------------     ------------     --------------     -------------



(1) Greentree Financial Group, Inc. is owned by Robert C. Cottone and his step father, Michael Bongiovanni. Greentree received 490,000 shares of our common stock for consulting and financial services that consist primarily of assisting in the strategic alliance with China World Trade Corp., compliance with state Blue Sky regulations, selection of an independent transfer agent and Edgar services.
(2) Charles E. Barkley is the son of Charles W. Barkley, our President, CEO and controlling shareholder.
(3) Rosa E. Sprinkle is a freelance paralegal who works for the Company on a part time, as needed basis. She is the niece of Charles W. Barkley, our President, CEO and controlling shareholder.
(4) Harold H. Martin is an attorney at law, licensed in New York and North Carolina, who has advised the Company from time to time.
(5) Susanne Mulligan is the owner of Alter Imaging, Inc., the webmaster and web designer for the Company.
(6) Weiheng Cai, Jinfeng Long, and Li Chen are employees of Greentree Financial Group (China), Inc. All of these persons have agreed to assist the Company in offering its services overseas if and when the Company undertakes to do so.
(7) J. D. Xing is an attorney at law duly licensed to practice in the Peoples Republic of China, who has advised the Company from time to time.


                CHINA WORLD TRADE SELLING SECURITY HOLDERS TABLE

CHINA  WORLD  TRADE  SELLING  SECURITY  HOLDERS  TABLE

The following table identifies the stock holders of China World Trade Corporation as of June 30, 2004. Each person listed will receive a one share of South Street common voting stock for each Forty Four shares held in China World Trade Corporation. None of these persons has had any position, office, or other material relationship with South Street since its inception. None of these persons has owned any shares of the Company prior to this distribution. Following the distribution Chi Hung Tsang will own 2.1% of the Company. No other China World Trade Corporation selling security holder will hold more than 1% of the Company.





      NAME           AMOUNT OWNED PRIOR     AMOUNT  REGISTERED   AMOUNT  OWNED       PERCENT OWNED
                        TO OFFERING         IN  THIS  OFFERING   AFTER OFFERING      (BEFORE/AFTER)
-----------------    ------------------     ------------------   --------------    -----------------
Chi Hung Tsang               0                    204787             204787        less than 0%/2.0%
Lee Kit Bing                 0                       746                746        0%/ less than 1%
Keith Blackmore              0                         1                  1        0%/ less than 1%
Ron Blackmore                0                         1                  1        0%/ less than 1%
CBIT Corporation Limited     0                       425                425        0%/ less than 1%
CEDE & Co.                   0                     38591              38591        0%/ less than 1%
Centerstage Investments LTD  0                       314                314        0%/ less than 1%
Anderson Chan                0                      1346               1346        0%/ less than 1%
Bernard Chan                 0                      1009               1009        0%/ less than 1%
Wencheng Cui                 0                       269                269        0%/ less than 1%
I & V Limited                0                     11217              11217        0%/ less than 1%
Kim Man Lai                  0                        93                 93        0%/ less than 1%
Chujn Sing Lam               0                        75                 75        0%/ less than 1%
Eric Linford                 0                         4                  0        0%/ less than 1%
Stephen J. Lowenstein        0                        56                 56        0%/ less than 1%
Andy McDonald                0                        12                 12        0%/ less than 1%
Main Edge International LTD  0                     11733              11733        0%/ less than 1%
James Mak                    0                      5824               5824        0%/ less than 1%
Angelo Bordwell & Anthony
Bordwell, J. Ten.            0                         1                  1        0%/ less than 1%
Diane Bradshaw               0                         1                  1        0%/ less than 1%
Charles L Brown              0                         3                  3        0%/ less than 1%
Elizabeth Cardiello          0                         1                  1        0%/ less than 1%
Sandra  Cooper  and
Steve  Cooper,  JT           0                         1                  1        0%/ less than 1%
Daniel Thomas Duffy          0                         1                  1        0%/ less than 1%
Ellsay LLC                   0                         4                  4        0%/ less than 1%
Sisay Geantu                 0                         1                  1        0%/ less than 1%
Matthew B. Getz              0                         1                  1        0%/ less than 1%
Hinde Gross                  0                         1                  1        0%/ less than 1%
Mayer Gross                  0                         1                  1        0%/ less than 1%
John Harnicher               0                         1                  1        0%/ less than 1%
Louise Harnicher             0                         1                  1        0%/ less than 1%
Bobby  Hubbs  &  Frances
Jernigan,  JT                0                         1                  1        0%/ less than 1%
Richar Ting Ho Hung          0                         1                  1        0%/ less than 1%
Mychelee J. Jensen           0                         2                  2        0%/ less than 1%
Karren Krapcho               0                         1                  1        0%/ less than 1%
Phyllis P. McDonald          0                         3                  3        0%/ less than 1%
Karla Mancuso                0                        54                 54        0%/ less than 1%
Margolis Holdings, LTD       0                        56                 56        0%/ less than 1%
Marlin Phil Martin, Jr.      0                         1                  1        0%/ less than 1%
Richard  Martz  and
Susan  Martz,  JT            0                         1                  1        0%/ less than 1%
Wong Chi Ming                0                      1496               1496        0%/ less than 1%
Katherine Mostert            0                         1                  1        0%/ less than 1%
Lance Musicant               0                         1                  1        0%/ less than 1%
Glennon O. Naeger            0                         1                  1        0%/ less than 1%
Ocean Avenue Advisers        0                       224                224        0%/ less than 1%
Alfred Or                    0                      3514               3514        0%/ less than 1%
Powertronics Holdings LTD    0                     44868              44868        0%/ less than 1%
Whitney Reid                 0                         1                  1        0%/ less than 1%
The Research Works, Inc.     0                       539                539        0%/ less than 1%
John b. Richardson           0                         1                  1        0%/ less than 1%
Kevin K. Schoenherr          0                         1                  1        0%/ less than 1%
Klaus Schoenherr             0                         1                  1        0%/ less than 1%
Simple Fortune, Inc.         0                     10993              10993        0%/ less than 1%
Sinogolf LTD                 0                     11441              11441        0%/ less than 1%
Splendid Partners
Hldings LTD                  0                     11217              11217        0%/ less than 1%
Lois Statter                 0                         1                  1        0%/ less than 1%
Charles Straw                0                         1                  1        0%/ less than 1%
Superwear LTD                0                     11217              11217        0%/ less than 1%
Top Trained Securities LTD   0                     22434              22434        0%/ less than 1%
Last Opportunity Limited     0                     83340              83340        0%/ less than 1%
Yuhuan Wang                  0                       430                430        0%/ less than 1%
Helene Weisner               0                         1                  1        0%/ less than 1%
Herman Weisner               0                         1                  1        0%/ less than 1%
Joseph Weisner               0                         1                  1        0%/ less than 1%
Rachel Weisner               0                         1                  1        0%/ less than 1%
RoslynWeisner                0                         1                  1        0%/ less than 1%
Louis Kam Cheung Wong        0                        19                 19        0%/ less than 1%
Ho Woon Wu                   0                      1963               1963        0%/ less than 1%
Mei Mei Wu                   0                       150                150        0%/ less than 1%
Eugene Yamplosky             0                         1                  1        0%/ less than 1%
Xin Yang                     0                       179                179        0%/ less than 1%
Yang Yuan                    0                       314                314        0%/ less than 1%
David Zander                 0                        12                 12        0%/ less than 1%
Leslie Zaremby               0                         1                  1        0%/ less than 1%
Lin Zhao                     0                       135                135        0%/ less than 1%
Vince Zucchini               0                         1                  1        0%/ less than 1%
Wok Shuk Mak                 0                      5824               5824        0%/ less than 1%
Karla Mancuso                0                        54                 54        0%/ less than 1%
Margolis Holdings LTD        0                        56                 56        0%/ less than 1%




* China World Trade will issue 400,000 shares of our common stock as a dividend distribution to shareholders of China World Trade of record as of June 30, 2004 on the basis of one share of our common stock for each Forty Four shares of China World Trade common stock.


We do not intend to seek qualification for sale of the securities in all states where the securities may be offered. Qualification may be necessary to resell the securities in the public market. The securities may be sold only if they are qualified for sale or are exempt from qualification in the states in which the selling security holders or proposed purchasers intend to resell. We intend to rely on certain exemptions for trading under state law, we may seek qualification for sales in certain states or jurisdictions, however, there is no assurance that the states or jurisdictions in which we seek qualification or exemption will approve of the security re-sales. Should we not obtain exemptions or Qualification in these states or jurisdictions, you will be unable to resell Your shares.


                              PLAN OF DISTRIBUTION

Sales By Selling Security Holders and China World Trade Selling Security Holders
--------------------------------------------------------------------------------

Our Selling Security Holders and China World Trade Selling Security Holders are offering 890,000 and 400,000 shares, respectively, of our common stock. The
Selling Security Holders and China World Trade Selling Security Holders will sell their shares at $0.25 until the shares are traded on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices. We will not receive any proceeds from the sale of the shares by the Selling Security Holders or the China World Trade Selling Security Holders. The securities offered by this prospectus may be sold by the Selling Security Holders and the China World Trade Selling Security Holders. We are not aware of any underwriting arrangements that have been entered into by the Selling Security Holders or the China World Trade Selling Security Holders. The distribution of the securities by the Selling Security Holders and China World Trade Selling Security Holders may be effected in one or more transactions that may take place in the over-the-counter market, including broker's transactions or privately negotiated transactions.

Any of the Selling Security Holders or the China World Trade Selling Security Holders, acting alone or in concert with one another, may be considered statutory underwriters under the Securities Act of 1933, if they are directly or indirectly conducting an illegal distribution of the securities on our behalf. For instance, an illegal distribution may occur if any of the Selling Security Holders or the China World Trade Selling Security Holders provide us with cash proceeds from their sales of the securities. If any of the Selling Security Holders or China World Trade Selling Security Holders are determined to be underwriters, they may be liable for securities violations in connection with any material misrepresentations or omissions made in this prospectus.

In addition, the Selling Security Holders, the China World Trade Selling Security Holders and any brokers through whom sales of the securities are made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation.

The Selling Security Holders and the China World Trade Selling Security Holders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, accounts or loan transactions. Upon default by such Selling Security Holders or China World Trade Selling Security Holders, the pledgee in such loan transaction would have the same rights of sale as the Selling Security Holders under this prospectus so long as the Company files a post-effective amendment to name and identify the new selling security holder. The Selling Security Holders and the China World Trade Selling Security Holders also may enter into exchange traded listed option transactions that require the delivery of the securities listed under this prospectus. The Selling Security Holders and the China World Trade Selling Security Holders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such Selling Security Holders or China World Trade Selling Security Holders under this prospectus so long as the Company files a post-effective amendment to name and identify the new selling security holder. If a post-effective amendment is not filed with the Securities and Exchange Commission by the Company, 'pledgees' and 'transferees' of a Selling Security Holder would not have rights to resell under this prospectus.

In addition to, and without limiting, the foregoing, each of the Selling Security Holders, the China World Trade Selling Security Holders and any other person participating in a distribution will be affected by the applicable provisions of the Securities and Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the Selling Security Holders, China World Trade Selling Security Holders or any such other person. Specifically, Regulation M prohibits an issuer, the Selling Security Holders, the China World Trade Selling Security Holders or affiliated purchaser other than in an excepted security or activity, to bid for, purchase, or attempt to induce any person to bid for or purchase, a covered security during the applicable restrictive period. The restrictive period for our securities being registered begins on the later of five business days prior to the determination of the offering price or such time that a person becomes a distribution participant, and ends upon such person's completion of participation in the distribution. Distribution is defined under Regulation M as meaning an offering of securities, whether or not subject to registration under the Securities Act of 1933 that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods. Distribution participant is defined under Regulation M as meaning an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or is participating in a distribution.

There can be no assurances that the Selling Security Holders or the China World Trade Selling Security Holders will sell any or all of the securities. In order to comply with state securities laws, if applicable, the securities may be sold in certain jurisdictions only through registered or licensed brokers or dealers. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. The Company intends to apply for listing with a manual such as Standard & Poors or Mergent which will permit resales by non-issuers in some states. The Company intends to obtain exemptions from state securities registrations requirements to insofar as is practicable, but has made no representations or undertakings to effect "blue sky" clearance for any particular state. Selling securities holders must contact their own counsel to determine if sales are permitted in any given jurisdiction.

Under applicable rules and regulations of the Securities and Exchange Act of 1934, as amended, any person engaged in a distribution of the securities may not simultaneously engage in market-making activities in these securities for a period of one or five business days prior to the commencement of such distribution.

All of the foregoing may affect the marketability of the securities. Pursuant to the various agreements we have with the Selling Security Holders, and the China World Trade Selling Security Holders we will pay all the fees and expenses incident to the registration of the securities, other than the Selling Security Holders' and China World Trade Selling Security Holders' pro rata share of underwriting discounts and commissions, if any, which are to be paid by the Selling Security Holders and the China World Trade Selling Security Holders

                    China World Trade Dividend Distribution
                    ---------------------------------------

China World Trade will distribute the 400,000 shares of our common shares which it owns to its shareholders as a dividend as of a record date of June 30, 2004 on the basis of one of our common shares for each Forty Four China World Trade common shares. Fractional shares will not be distributed.

China World Trade shareholders will initially have their ownership of our shares of common stock registered only in book-entry form in which no certificates are issued. On the distribution date, each China World Trade shareholder of record as of the close of business on the record date will be mailed one share of our common stock for each Forty Four shares of China World Trade common stock they hold. China World Trade shareholders that hold their stock in street name will have their shares of our common stock credited to their brokerage accounts. The record date for the distribution is the close of business on June 30, 2004.

China World Trade shareholders will not be required to pay any cash or other consideration to receive our common stock in the distribution. Fractional shares will not be issued to China World Trade shareholders. Shares of our common stock distributed to China World Trade shareholders will be freely transferable, except for shares of our common stock received by persons who may be deemed to be affiliates of South Street under the Securities Act of 1933, as amended. Persons who are affiliates of South Street following the distribution will be permitted to sell their shares of our common stock only pursuant to an effective registration statement under the Securities Act of 1933, as amended, or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by Section 4(1) of the Securities Act of 1933, as amended, or Rule 144 issued under the Securities Act of 1933, as amended. Charles W. Barkley, Michael J. Killman, Philip H. Barkley, Annette B. Heim and China World Trade. Corp. may be considered affiliates of South Street.

Because of China World Trade's role in the distribution, there is a possibility that it may be deemed to be a statutory "underwriter" within the meaning of
Section 2(11) of the Securities Act. China World Trade has advised us that it will comply with the prospectus delivery requirements that would apply to a statutory underwriter in connection with the distribution of our shares to its own shareholders. Further, China World Trade has acknowledged to us that it is familiar with the anti-manipulation rules of the SEC, including Regulation M under the Securities Act of 1934. These rules may apply to sales by China World Trade in the market, following the creation of a public market, if such a market ever develops.

With certain exceptions, Regulation M prohibits any selling shareholder, any affiliated purchasers and any broker-dealer or other person who participates in an applicable distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. The foregoing restrictions may affect the marketability of our common stock.


                                LEGAL PROCEEDINGS

We are not aware of any pending or threatened legal proceedings, in which we are involved. In addition, we are not aware of any pending or threatened legal proceedings in which entities affiliated with our officers, directors or beneficial owners are involved.


          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Directors  and  Executive  Officers.

Our Bylaws provide that we shall have that number of directors determined by the majority vote of the board of directors. Currently we have four directors. Each director will serve until our next annual shareholder meeting. Directors are elected for one-year terms. Our Board of Directors elects our officers at the regular annual meeting of the Board of Directors following the annual meeting of shareholders. Vacancies may be filled by a majority vote of the remaining directors then in office. Our directors and executive officers are as follows:

Name                        Age          Position
----                        ---          --------
Charles  Barkley             51          President  and CEO  for  South  Street;
Director

Michael  J.  Killman         58          CFO,  Controller;  Director

Phillip  H.  Barkley         41          Vice  President  -  Sales

Annette  Brinson  Heim       29          Operations  Manager;  Director


     Charles W. Barkley has been Chairman, President & CEO of South Street since its inception. Mr. Barkley has practiced law for over 25 years and has experience in all aspects of the incorporation process. During South Street's brief history, Mr. Barkley developed and implemented all documents, forms and processes for the Yourincorporation.com website. He is primarily responsible for the operations and developments that created the company. Mr. Barkley has served on a number of Boards and Committees. He was appointed by the Mayor of the City of Charlotte, North Carolina to serve on the Board of Directors of a non-profit organization, the Charlotte Mecklenburg Public Access Corporation, "Channel 21." Mr. Barkley recently served as the President of that organization. Mr. Barkley is also involved in several additional business ventures that intend to offer additional website services to business start-ups. Mr. Barkley holds a Bachelor's degree from the University of Virginia and a law degree from the University of North Carolina.

     Michael J. Killman serves as the Chief Financial Officer and Treasurer of South Street. Mr. Killman has been a practicing auditor for thirty years and has been associated with Killman, Murrel & Company in Odessa, Texas since 1987. Mr. Killman is licensed as a certified public accountant, is certified to handle audits before the Securities & Exchange Commission and has served on multiple boards and committees. Mr. Killman is also involved in several additional business ventures. Mr. Killman holds a Bachelors of Business Administration degree and a Masters of Science in Accounting, both from Texas Tech University.

     Annette Brinson Heim serves as South Street's Operations Manager and was appointed as a Director in April, 2004. Ms. Heim has been in the private practice of law in North Carolina since February, 2003. She is presently associated with the Charlotte law firm of Douglas Simmons and Associates. Ms. Heim worked for Stewart Title Insurance Company from 2002 until February 2003. Prior to that time, she was a full time student. Ms. Heim holds a Bachelor's degree in Business Administration from the University of Kentucky and earned her law degree from the Cumberland School of Law.

     Phillip H. Barkley serves as the Vice President of Sales, has been in sales for the past 21 years. He was a sales manager for Regional Communications, a supplier of commercial telephone equipment from 1996 to 1998, at which time he became a senior account executive for Lucent Technologies. After leaving Lucent in 2001 he worked for brief periods in sales consultant capacities with TCM and Mpower before rejoining Regional Communications in March 2002. He left Regional Communications in January 2004.

None of the members of the Board of Directors have been affiliates of any other public company for the past five years. Phillip H. Barkley and Charles W. Barkley are brothers.

Promoters.

     Mr.  Barkley  and  Mr.  Killman may be considered promoters of the Company.


       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENTITEM

The following tables set forth certain information concerning the ownership of South Street' Common Stock as of June 30, 2004, with respect to: (i) each person known to South Street to be the beneficial owner of more than five percent of South Street' Common Stock, (ii) all directors; and (iii) directors and executive officers of South Street as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. As of July 2, 2004, there were 10,000,000 shares of common stock outstanding.



Beneficial  Owners  of  5%  or  more  of  our  Common  Stock

     (1)                  (2)
Title of Class     Name and Address of          Amount and Nature            Percent of class
                   Beneficial Owner(s)          of Beneficial Ownership
--------------     -------------------          -----------------------      ----------------
Common  Stock      Charles  W. Barkley                6,310,000  (1)               63.1%
($.001 par value)  3001 Planters Walk Ct.
                   Charlotte, NC 28210


Common  Stock      Michael  Killman                   2,500,000                    25  %
($.001 par value)  1931 E. 37th Street,
                   Suite 7
                   Odessa, TX 79762-6211



Ownership  of  Directors  and  Officers


     (1)                  (2)
Title of Class     Name and Address of          Amount and Nature            Percent of class
                   Beneficial Owner(s)          of Beneficial Ownership      Before/After
                                                                             Offering
--------------     -------------------          -----------------------      ----------------
Common  Stock      Charles  W. Barkley                6,310,000  (1)            63.1%/60.6%
($.001 par value)  3001 Planters Walk Ct.
                   Charlotte, NC 28210


Common  Stock      Michael  Killman                   2,500,000                 25  %/24  %
($.001 par value)  1931 E. 37th Street,
                   Suite 7
                   Odessa, TX 79762-6211


Common  Stock      Annette  B.  Heim
($.001 par value)  7017  Scuppernong  Court             150,000                  1.5%/ 1.4%
                   Charlotte, NC 28215


Common  Stock      Phillip  H.  Barkley                 150,000                  1.5%/ 1.4%
($.001 par value)  3216 J High Glen Drive
                   Charlotte, NC 28269


Common  Stock      All Officers & Directors           9,110,000                 91.1%/87.6%
($.001 par value)
--------------     -------------------          -----------------------      ----------------



(1) Pursuant to Rule 13-d-3 under the Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the voting) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to a security whether through a contract, arrangement, understanding, relationship or otherwise. Unless otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned. We are unaware of any shareholders whose voting rights would be affected by community property laws.

(2) This table is based upon information obtained from our stock records. Unless otherwise indicated in the footnotes to the above tables and subject to community property laws where applicable, we believe that each shareholder named in the above table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.


                            DESCRIPTION OF SECURITIES

Qualification. The following statements constitute summaries of the material provisions of South Street Ventures VII, Inc.'s Certificate of Incorporation and Bylaws, as amended. Such summaries do not purport to be complete and are qualified in their entirety by reference to the full text of the Certificate of Incorporation and Bylaws, which are contained in the Exhibits to this registration statement.

Our Articles of Incorporation authorize the issuance of up to 100,000,000 Common Shares, $.001 par value per Common Share.

Common Stock. Our Common Shares have a par value of $.001 per share, and have the following rights.

Liquidation Rights. Upon liquidation or dissolution, each outstanding Common Share will be entitled to share equally in the remaining assets of South Street legally available for distribution to shareholders after the payment of all debts and other liabilities.

Dividend Rights. There are no limitations or restrictions upon the rights of the Board of Directors to declare dividends out of any funds legally available thereof. South Street Ventures VII, Inc. has not paid dividends to date and it is not anticipated that any dividends will be paid in the foreseeable future. Our Board of Directors initially may follow a policy of retaining earnings, if any, to finance our future growth. Accordingly, future dividends, if any, will depend upon, among other considerations, South Street Ventures VII, Inc.'s need for working capital and its financial conditions at the time.

Voting Rights. Holders of Common Shares of South Street Ventures VII, Inc. are entitled to cast one vote for each share held at all shareholders meetings for all purposes.

Other Rights. Common Shares are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional Common Shares in the event of a subsequent offering.


                        INTEREST OF EXPERTS AND COUNSEL

Our Financial Statements for the period ended December 31, 2003, have been included in this prospectus in reliance upon Bateman & Company, Inc. P.C., independent Certified Public Accountants, as experts in accounting and auditing.

Charles Barkley, Attorney, has rendered an opinion on the validity of our common stock being registered. Mr. Barkley is the Company's President and CEO and is an affiliate of South Street Ventures VII, Inc.


            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                          SECURITIES ACT LIABILITIES.

     South Street Ventures VII, Inc. will indemnify to the fullest extent permitted by, and in the manner permissible under the laws of the State of North Carolina, any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, including an action involving liability under the Securities Act of 1933, as amended, by reason of the fact that he is or was a director or officer of South Street Ventures VII, Inc., or served any other enterprise as director, officer or employee at the request of South Street Ventures VII, Inc. The Board of Directors, in its discretion, shall have the power on behalf of South Street Ventures VII, Inc. to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he/she is or was an employee of South Street Ventures VII, Inc.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by such director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issues.


                      ORGANIZATION WITHIN LAST FIVE YEARS


     We were originally incorporated in North Carolina on December 12, 2002. In December 2002 we issued 1,000,000 restricted shares of our common voting stock, $.001 par value, to four persons. A total of 965,000 shares were issued to our founders, Charles W. Barkley and Michael Killman, and the remaining 35,000 shares were issued to Phillip H. Barkley and Charles E. Barkley, the brother and son respectively of Charles W. Barkley. From our inception date to July 15, 2003, we were inactive.

On July 15, 2003 we incorporated yourincorporation.com, Inc. in North Carolina, effectively making it a wholly owned subsidiary of the Company. On February 2, 2004, we amended our charter to increase the authorized common shares to 100,000,000 shares, par value $.001. These actions reflected management's plans to enter the e-commerce market devoted to online incorporations and certain related business services. The "online incorporation" market consists of persons wishing to incorporate businesses, limited liability companies and non-profit organizations under the corporate laws of the fifty sister states of the United States.

On July 2, 2004 the Board of Directors approved a ten for one forward split of the Company's stock pursuant to North Carolina General Statute 55-10-02(4).

In April 2004, we issued 84,000 shares of restricted common stock, which has been adjusted to 840,000 shares from our split up, as follows:

     150,000 restricted shares of common stock to Annette B. Heim in exchange for Ms. Heim joining the board of Directors of the Company;

     50,000 restricted shares of common stock to Rosa E. Sprinkle, the Company's administrative assistant;

     50,000 restricted shares of common stock to Harold H. Martin, a lawyer with whom the Company has consulted from time to time;

     50,000 restricted shares of common stock to Susanne Mulligan, the Company's webmaster;

     20,000 restricted shares of common stock to Cai Weiheng (a/ka/ Ricky Cai), a resident of the People's Republic of China, for future services related to translation and overseas possibilities;

     10,000 restricted shares of common stock to Chen Li, (a/ka/ Lilly Chen), a resident of the People's Republic of China, for future services related to translation and overseas possibilities;

     10,000  restricted  shares  of  common  stock to Long Jin Fen, (a/k/a Sarah
Long), a resident of the People's Republic of China, for future services related to translation and overseas possibilities;

     10,000 restricted shares of common stock to J. D. Xing, a resident of and licensed attorney in the People's Republic of China, for legal and related services;

     490,000 restricted shares of common stock to Greentree Financial Group, Inc., a Florida corporation, for future financial consulting services.

     Charles W. Barkley surrendered for cancellation an equal number of his shares so that the Company's issued and outstanding shares remained at 10,000,000. We arbitrarily valued these shares at $0.025 per share, on a split adjusted basis.

Greentree Financial Group, Inc. has agreed to use its best efforts to render accounting and financial services associated with our attempts to have our common stock traded publicly in the future. These services include:

-    Compliance  with  state  Blue  Sky  regulations
- Compliance with the Securities and Exchange Commission's periodic reporting requirements
-    Compliance  with  Sarbanes  -  Oxley  requirements
-    Tax  and  accounting  services
-    EDGAR  services
-    Consultation  regarding  overseas  markets  for  our  services
-    Other  consulting  services

We believe these were private placements within the meaning of the rules and regulations under the Securities Act. There were no proceeds from these transfers other than our arbitrary valuations of the future services. We relied upon the exemptions from registration provided by Section 4(2) and Regulation D of the Securities Act, and on comparable exemptions under state and foreign laws. We believe these exemptions were available because the issuances were made to a de minimus number of sophisticated persons, who will be actively engaged in the management of the Company, in transactions not involving a public offering.


                             DESCRIPTION OF BUSINESS

We were formed as a North Carolina corporation on December 12, 2001 as South Street Ventures VII, Inc. We operate through our wholly owned subsidiary, yourincorporation.com, Inc., a North Carolina corporation that was formed on July 15, 2003.

Our business is an e-commerce online incorporation service devoted to online incorporations and certain business services. The "online incorporation" market consists of persons wishing to incorporate businesses, limited liability companies and non-profit organizations under the corporate laws of the fifty sister states of the United States. The Company has no operations other than the business of yourincorporation.com.

DESCRIPTION  OF  BUSINESS

Our principal service is to provide online incorporation through our proprietary website, http://www.yourincorporation.com (the "Website".) In particular, the
          --------------------------------
website was designed and developed to permit online incorporation by new and inexperienced users. By answering a series of online questions, our website obtains relevant information needed to generate forms and documents for initial incorporation. The Website permits incorporation of "for profit", non-profit and limited liability companies throughout the 50 states of the United States.

After exploration and research on multiple legal documents, the Company elected to focus its efforts on the incorporation process. From March, 2003 until December, 2003, we developed a dynamic, interactive website site for a proprietary online system of incorporating businesses throughout the United States. We have contracted with Alter Imaging Technologies, LLC, a North Carolina website designer for development and maintenance of the software technology.

Visitors may freely search the site before beginning the incorporation. State filing fees are listed and can be accessed and compared. We have several information sections, including a "Lawbrary" and "Learn More" section. These sections provide general information such as:

-    "Corporations  versus  Limited  Liability  Company",
-    "Where  Should  I  Incorporate",
-    "Compare  Rates"
-    "S  Corporation  versus  C  Corporation"  and
-    Tax  selection  options.

The option to begin the incorporation process is available at every screen. Users register with a username and password and are then prompted to answer approximately 40 questions. Prompts, suggested default answers and help buttons are liberally furnished to provide a quick and user-friendly experience.

A progress bar gives an estimate of time remaining. The entire process generally takes less than ten minutes. For those that experience difficulty, a toll free phone number is provided and an "incorporate by phone" option is available for an extra charge.

The site collects data from users as necessary to populate the various forms and documents associated with incorporation.

Our  website  effectively  creates  the  following  documents  from  the  data:

-    Articles  of  Incorporation  or  Organization
-    Bylaws  or  Operating  Agreements
-    Organizational  Minutes
-    Minutes  Appointing  Directors  and  Officers
-    Minutes  Approving  Issuance  of  Stock
-    Forms  U-2  and  U-2A
-    Form  SS-4  for  Application  for  Employer  Identification  Number
-    Form  2553  for  S  Corporation  Election
-    Form  8832  for  Tax  Elections  by  LLC
-    Shareholder's  List
-    A  Closing  Letter  that generally describes post incorporation obligations
-    Online  Stock  Certificates.

In addition, the customer receives cover sheets and instructions for submission of tax elections and additional documents. A series of automatic emails are triggered thanking the customer and describing the next steps to be undertaken.

Our staff manages the database from a secure Administrative section. Upon submission by the customer our staff downloads and files the Articles along with required transmittals and fees to state corporation officials. The Administrative section divides all submissions into categories that indicate the current status. Additional purchases, status of filings and documentation can be reviewed at a glance.

The customer's data is reviewed by an attorney, who either notifies the staff of deficiencies or approves the review. The attorney's review is restricted to filing compliance issues. The Company does not give legal advice or consultation. When the review is approved, the documents are uploaded to the customer's account. The customer can log back into the site to access, review, download and print the documents.

We include a contact database feature that allows for storing, editing, and retrieval of important client contact data. Our database allows us to send e mails by various sort categories for additional services such as annual reports, notices of changes in requirements and filing deadlines.

Our  Market

Management estimates that approximately 2,000,000 new corporations, non-profit corporations and limited liability companies are created each year. In the latest available report, the IRS reported 5,045,274 active corporations for the year 2000. (Altounian & Contos, Corporation Income Tax Returns, 2000,
                                     ----------------------------------------
http://www.irs.gov/pub/irs-soi/00corart.pdf,  p.8.)  Many  states  post  filing
-------------------------------------------
figures on their corporation division websites. The Florida Secretary of State reports that 181,137 such entities were formed in Florida during 2002; over 49,000 were filed in Nevada that year and the North Carolina Secretary of State website reported 400,000 combined annual filings. These estimates may prove inaccurate. The actual market size could be larger or smaller than the foregoing estimates.

We believe the majority of such filings are still performed by lawyers and accountants on a "fee for service" basis, along with a smaller number of "do it yourself" filings. No single provider appears to have than a small fraction of the market. Management believes that the trend is away from such practitioners and towards online service providers.

The resources required to reach such a large market are substantial. Our initial promotion will be aimed at companies known to management or referred to us by our professional contacts. Our marketing to date has consisted of a paid placement on the google search engine. We anticipate future revenues will be sufficient to enable us to broaden our marketing base and reach a larger percentage of our target market.

We have an administrative assistant that serves as an independent contractor. Our President, Charles Barkley, divides his time between the Company and his other business interests. We contract our website maintenance to Alter Imaging, Inc., an internet design firm in Charlotte, NC.

Our  Sources  of  Revenue

Our revenues are derived from online incorporation services through our website at www.yourincorporation.com, by clients. Our online incorporation service will
    -------------------------
be initially sold at discount prices of $99 per incorporation. A telephone incorporation is also available through a toll free number and an inducement discount is offered to clients who enter the website but exit prior to completion. Customers can choose to have us obtain their taxpayer identification number for an additional charge.

We also sell corporate kits, seals, and stock certificates, and arrange registered agent services.

The total price including filing fees, priority mail charges are charged up front against the client's credit card. Credit card payments are accepted online and over the phone. We have a merchant account with Merchant Commerce and Payment Services, a national merchant account vendor through Authorize.net. Payment is processed by the merchant account and cleared funds are deposited to our bank account.

Our gross profit per incorporation will vary depending on the state of incorporation and added purchases that clients may want. We may add new features from time to time, such as trademark and similar services. Once a feature has been developed our cost of including that feature is usually minimal and gross profit can be expected to increase with the added features.

Marketing  and  Plans  For  Future  Improvement

To large extent incorporation services are fungible. With a few exceptions (such as banks, SBICs and professional corporations), most incorporations are valid upon recordation by the appropriate state agency. After proper validation, there is little "cache" or benefit attached to the incorporation service provider. Our overall marketing plan for our product is based on the following product fundamentals:

-    Use  of  documentation  prepared  by  experienced  lawyers;
- Review of each filing by an experienced lawyer licensed in at least one state;
- Inclusion at no additional cost of certain tax forms and filing instructions, such as forms for taxpayer identification numbers and S corporation elections;
- Online posting of completed documents for easy viewing, downloading and printing;
- Ease of use, ability to change main navigation, secondary navigation and virtually any page in the website system without technical expertise;
- Information and content onsite through sections such as "Learn More" the "Lawbrary", Frequently Asked Questions and help screens on each page.
-    Website  design  for  quick  completion.
-    Competitive  pricing  and  ease  of  online  payment.

Several key factors to our success will be to maintain a professional overall look and feel of the website, streamline the system navigation, continually update the content and maintain the database structure. Depending on the success of this offering, we intend to make a number of improvements to the program and the site, which may include:

-    affiliate  links,
-    state  by  state  form  files,
-    a  deeply  discounted  "do  it  yourself"  package,
-    additional  filings  (such  as  Amendments  and  Dissolutions),
-    overseas  incorporations,  and
-    business  trusts

Agreement  with  China  World  Trade

On June 30, 2004 we entered into a strategic alliance agreement (the "Agreement") with China World Trade Corp. ("China World Trade". China World Trade operated business clubs and expects to launch an Internet services company with an Internet destination called "China World Trade," located at www.China World Trade.com. China World Trade is a reporting public company that has registered its common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended. Information about China World Trade can be obtained from its filings with the Securities and Exchange Commission. (http://www.sec.gov) or
                                                          ------------------
at the public reference facilities of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.

China World Trade operates business clubs in the major cities of China in association with the World Trade Center Association in order to position ourselves as the platform to facilitate trade between China and the world market. China World Trade currently operates the Guangzhou World Trade Center Club at Goldlion Digital Network Center, 138 Tiyu Road East, Unit V02/4F Tian He, Guangzhou PRC 510620. The Beijing World Trade Center Club is located at 2nd Floor, Office Tower II, Landmark Towers Beijing, 8 North Dongsanhuan Road, Beijing PRC. The Beijing facility consists of 730 square meters (equivalent to approximately 8,000 square feet), and became fully operational in the first quarter of 2004.

Per our Agreement with China World Trade, Your Incorporation will offer its online incorporation services through China World Trade at a discounted rate. The discount shall be applied to the basic incorporation service fees. Regular charges will apply for ancillary services such as taxpayer identification numbers, priority or express mail, expedited filings, corporate Kits, seals or printed stock certificates, registered agent and registered office services and other services. Each of the China World Trade filings shall be given priority by our staff and each shall be submitted by priority mail.

China World Trade agrees to promote the Agreement to its existing network of business club members and shall from time to time thereafter promote the arrangement to newly added business club members. China World Trade's promotion of our services will include:

a.   Website.  China  World  Trade  will  note  the  arrangement  on  its
     --------
     website  at  www.China  World  Trade.com;
                  ---------------------------

b.   Printed  Materials  and  Media. China  World Trade  may  also, from time to
     -------------------------------
     time, include printed materials, coupons, flyers or similar advertisements in routine mailings and shipments to its network of business club members.

For entering into this Agreement, we agreed to issue to China World Trade 400,000 shares of our common voting stock, par value $0.001, from the authorized but unissued shares of our stock. China World Trade intends to distribute the shares to its shareholders under this registration statement. We agreed to register those transactions and also agreed to register the resale of the shares by the China World Trade shareholders, all at our expense.

REPORTS  TO  SECURITY  HOLDERS
------------------------------

     After the effective date of this document, we will be subject to the reporting requirements of Section 13 and 15(d) of the Securities Exchange Act of 1934 and will file quarterly, annual and other reports with the Securities and Exchange Commission. Our annual report will contain the required audited financial statements. We are not required to deliver an annual report to security holders and will not voluntarily deliver a copy of the annual report to security holders. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.

     Copies of such material may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Website on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

                         FEDERAL INCOME TAX CONSEQUENCES
                      OF THE CHINA WORLD TRADE DISTRIBUTION

The following discussion is a general summary of current Federal Income tax consequences of the China World Trade distribution, shareholder's particular tax consequences may vary depending on his individual circumstances. You are urged to consult your own tax advisor as to the particular tax consequences to you of the China World Trade distribution, including, without limitation, the applicability and effect of any state, local or foreign tax laws and the possible effects of changes of applicable tax laws.

The Internal Revenue Service will not give an advance ruling as to the valuation of our common stock to be distributed as a dividend by China World Trade to its shareholders. The IRS is not bound by any determination made by China World Trade as to the fair market value of the property distributed to the China World Trade shareholders.

The distribution of our common stock to China World Trade shareholders as a dividend is likely be a taxable event for distributes who are U.S. residents.
Section 301 of the Internal Revenue Code of 1986 provides that the taxable amount of the dividend shall be the fair market value of the property distributed. Section 316 of the Code provides generally that a corporate distribution will be treated as a dividend to the extent the distribution is paid out of earnings and profits accumulated since 1996, or out of earnings and profits for the year of the distribution. Management believes that China World Trade does not have accumulated earnings and profits since 1996. There are also no earnings and profits for the year of distribution measured through June 30, 2004. Accordingly, the distribution will be taxable as an ordinary dividend only to the extent that there are earnings and profits for remainder of the fiscal year of distribution.

If China World Trade has no earnings and profits for fiscal year 2003, then the distribution will not be treated as a dividend of China World Trade of the fair market value of the property distributed. If China World Trade has earnings and profits for the fiscal year 2003, but not enough earnings and profits to cover the value of the property distributed, then the distribution will be taxed as an ordinary income dividend to the extent of the earnings and profits through fiscal year 2003. If China World Trade has earnings and profits through fiscal year 2003 that exceed the fair market value of the property distributed, then the entire distribution will be considered a taxable dividend to the shareholders.

Corporate holders of China World Trade shares (other than S Corporations) may be entitled to the dividends-received deduction, which would generally allow such shareholders a deduction, subject to certain limitations, from their gross income of either 70% or 80% of the amount of the dividend depending on their ownership percentage in China World Trade. The holding period for the China World Trade shareholders for our common stock received in the China World Trade distribution will commence on the date of the China World Trade distribution.

Computation of Fair Market Value. For income tax purposes, Fair Market Value is the price at which a willing buyer and a willing seller would agree to exchange property, neither being under a compulsion to buy or sell. Fair market value must be determined on the date (or as close to as possible) of the distribution. Since there is no trading market for our common stock, fair market value will be calculated at the appropriate time using other valuation techniques. We are going to use the net book value of our common stock on the date of distribution, since there is currently no trading market for our common shares. As of June 30, 2004, the taxable dividend value of each of the common shares to be distributed to China World Trade shareholders would be $0. This is arrived at by dividing our negative shareholders equity on December 31, 2003, ($2,748) by the number of our common shares outstanding (10,000,000) as adjusted by our forward split on July 2, 2004.

The recipients of the distribution are not paying for the shares received and are therefore not making a decision about investing in the shares. The tax consequences of the distribution do not change the fact that shareholders of China World Trade common stock will receive the shares without any direct payment for them. The information about the amount of the taxable dividend per share will be delivered to each shareholder in the ordinary course of business after the computation of earnings and profits for China World Trade for its fiscal year 2003. China World Trade's fiscal year 2003 is the year ended March
31. March 31, 2003, is the period for which the most recent financial data about China World Trade will be available.


MANAGEMENT'S  DISCUSSION  AND  ANALYSIS  OF  FINANCIAL  CONDITION  AND  PLAN  OF
OPERATION

     The following discussion should be read in conjunction with, and is qualified in its entirety by, the historical financial statements and related notes and the financial statements and notes thereto included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategies for our business, includes forward-looking statements that involve risk and uncertainties. You should review the "Risk Factors" set forth elsewhere in this prospectus for a discussion of important factors which could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in this prospectus. See "Forward-Looking Statements."

Overview

     South Street Ventures VII, Inc. was incorporated under the laws of the State of North Carolina on December 12, 2001. We had no operations from December 12, 2001 to July 15, 2003, at which time we became the sole shareholder of yourincorporation.com. Yourincorporation.com was incorporated under the laws of the state of North Carolina on July 15, 2003.

Our business is providing online incorporation services through a proprietary website, http://www.yourincorporation.com. We have developed an online system to obtain information and then generate the documents typically required to incorporate. The website was designed and developed to permit online incorporation by new and inexperienced users. By asking a series of online questions, the Website obtains information needed to generate forms and documents for initial incorporation. The Website permits incorporation of for profit, non-profit and limited liability companies throughout the fifty states of the United States. Industry data and our research indicate that approximately 2,000,000 new corporations, non-profit corporations and limited liability companies are created each year.

For our services, we currently charge a flat rate fee for incorporation plus all costs of the filing. We also offer expedited service and a variety of associated products such as corporate kits, corporate seals and corporate stock certificates. We accept checks and offer telephone incorporation as well, but virtually all of our transactions are online and payment is made by credit card. We have a reseller agreement with Authorizenet that permits us to accept online credit card payments.

Since inception, our activities have consisted primarily of designing our proprietary online system, designing our marketing approach, introducing our service, and beginning our initial marketing efforts. Practically all of our revenues have been generated by advertisements placed with the search engine googol. We are just beginning to receive referrals from past customers. We have prepared a 15 second television commercial which has aired on an extremely limited basis in North Carolina. Our founders have funded our operations to date in exchange for their stockholdings. See "Description of Securities" for a discussion of the types and terms of the securities we have issued. We are in the early stage of marketing our services.

Critical  Accounting  Policies  and  Estimates

     The preparation of our financial statements requires us to make estimates and judgments that affect the reported amounts of our assets, liabilities, revenue and expenses and related disclosures. A summary of those accounting policies can be found in the footnotes to the financial statements included elsewhere in this prospectus. Certain of our accounting policies are considered critical as they are both important to the portrayal of our financial condition and results of operations and require judgments on the part of management about matters that are uncertain. We have identified the accounting policies below as important to the presentation of our financial condition and results of operations.

Revenue Recognition. After the customer has accessed the Website and answered the questions necessary to generate forms and documents for the initial incorporation, he is required to pay for the services with a credit card. The credit card charge is immediately electronically processed and approved or declined. Once approved, we immediately complete the actual filing forms and documents and file them electronically, if possible, or overnight them to the appropriate state. At that point, we recognize the revenue from the transaction.

Accounts Receivable. Accounts receivable represent balances due from credit card companies for revenues recognized from Website transactions. The funds are generally deposited to our bank within three banking days. We periodically evaluate collectibility of accounts receivable and provide an allowance for doubtful accounts when collectibility appears doubtful. Our management has determined that no allowance for doubtful accounts is necessary at December 31, 2003.

Advertising Expenses. Advertising costs are expensed as incurred. Practically all of our advertising expense is for the advertisement placed on the search engine google. Our CEO and largest shareholder, Charles Barkley, has placed a credit card on deposit with google with an authorization to debit the charges in accordance with google's policies. The Company then reimburses the card debits at their actual costs.

Income Taxes. Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with Statement of Financial Accounting Standards number 109 Accounting for Income Taxes, which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides deferred taxes for the estimated future tax effects attributable to temporary differences and carryforwards when realization is more likely than not.

Website Development Costs. In March 2000, the Emerging Issues Task Force, known as "EITF," reached a consensus on Issue No. 00-2, Accounting for Website Development Costs. Under EITF Issue No 00-2, accounting for website development costs depends on the stage in which costs are incurred as follows:

Planning the website: All costs incurred in this stage are expensed as incurred.

Developing the applications and infrastructure: During this stage, costs may be incurred to acquire or develop both hardware and software needed to operate the site. All software costs should be accounted for under AICPA Statement of Position 98-1 ("SOP 98-1"), Accounting for the Cost of Computer Software Development or Obtained for Internal Use. Under SOP 98-1, certain software development costs are capitalized and amortized over the estimated useful life of the website.

Developing graphics: Graphics are a component of software and their initial development costs should be accounted for under SOP 98-1. After the launch of the website, graphics charges should be expensed as incurred, except for website enhancements, which should be capitalized.

Operating the site: All costs of operating the site should be expensed as incurred. The costs we incurred and developing our website are accounted for using EITF Issue No. 00-2.

Net Income Per Share of Common Stock. We have adopted FASB Statement Number 128, Earnings per Share.

Results  of  Operations

     There was no activity for the year ended December 31, 2001 or December 31, 2002. During the year ended December 31, 2003, we were primarily engaged in the formation and development of our online incorporation system incurring website costs of $96,715. Following is a partial summary of the costs we incurred:


                SOURCE  OF  COST                                       AMOUNT
                ----------------                                    ------------
     Services rendered by shareholder in planning and
     developing  website  content                                   $     92,500
     Outside  vendor  preliminary  planning  and development               4,215
     Software  development  and  registration                              5,500

       Total  costs  incurred                                       $    102,215
                                                                    ------------

Our CEO and founder, Charles Barkley, is an attorney holding a license to practice law in the State of North Carolina We determined the cost of developing the website content by by multiplying the number of hours expended by the Mr. Barkley's usual and customary billing rate calculating the number The shareholder who aided in development of the website.

Software costs capitalized during 2003 were $5,500, and are being amortized over a three year period beginning in October, 2003. Amortization expense was $458 for the year ended December 31, 2003, and $458 for the three month period ended March 31, 2004.

Our website launched at the beginning of December, 2003 so there was only limited activity for the year ended December 31, 2003.

YEAR  ENDED  DECEMBER  31,  2003

Sales.

     Sales for the year ended December 31, 2003 were $8,732. There are no meaningful prior periods to compare to these results. Product sales consisted of approximately 29 incorporations during the month of December, 2003. Three customers incorporated by phone and the remainder were online customers.

     All revenues were from unrelated third parties and were made to retail consumers.

Cost  of  Revenues.

     The cost of revenues were $108,602 which included $11,887 in customer service cost and $96,715 in website cost. The customer service component includes the filing fees to state regulatory authorities, mailing and shipping costs, and the costs of printed materials such as corporate seals, stock certificates and kits. We paid no salaries in 2003.

     We incurred significant non-cash expenses in the 2003 period, which were primarily from website development costs. We do not expect those costs to recur. The website costs were largely the cost incurred for the time expended by our President, Charles Barkley, in preparing the information, content, forms for the various states, and the flow of required information on the site. Mr. Barkley has been a licensed attorney since 1979 and is experienced in all aspects of the incorporation process. We determined this cost by multiplying Mr. Barkley's hourly rate by the number of hours expended in this process. We also paid $5,500 to Alter Imaging, Inc., our website designer, for software development, registration and hosting.

     To launch the new venture, the Company initially established a fee for incorporation of $99. The state filing fee is added to this as well as the charges for any additional items such as corporate seals, stock certificates and kits. While the Company accepts checks and cash, practically all of our revenues are credit card purchases over the internet. The size of the purchase depends on the state filing fee and the addition of other purchases. Filing fees run from about $40 to $500. Since the payment is typically by credit card, our credit card vendor assessment (currently 4.54%) is calculated on the filing fees and additional purchases as well.

     Our marketing has been limited to a paid advertisement in the google search engine under several search headings such as "online incorporation." We are charged by the number of "click throughs" for the advertisement whether or not a purchase is made. We did not establish meta-tag or other, presumably less expensive, means of advertisement.

Expenses.

     General and administrative expenses for the year ended December 31, 2003 were $5,848. There is no meaningful comparison period.

     We expect increases in expenses through the year 2004 as we move towards developing our business plan. We have hired a part time administrative assistant and may hire additional personnel. We expect an increase in sales related expenses such as advertising and salespersons' salaries.

Income  /  Losses.

     Net loss for the year ended December 31, 2003 was $(105,718). There is no meaningful comparison period. Operations had not commenced in the prior period and income was therefore -0-. The loss was primarily attributable to the non-cash website cost for the period. There can be no assurance that we will achieve or maintain profitability or that our revenue growth can be sustained in the future.

Impact  of  Inflation.

     We believe that inflation has had a negligible effect on operations since inception. We believe that we can offset inflationary increases in the cost of labor by increasing sales and improving operating efficiencies.

Liquidity  and  Capital  Resources.

     Cash flows provided by operations were $2,566 for the year ended December 31, 2003. There is no meaningful comparison period. Operations had not commenced in the prior period and cash flow was therefore -0-. Since the Company was in its development stage until the last month of the year, cash flows for 2003 will likely have little bearing on subsequent cash flows. We did not have any material receivables at December 31, 2003.

     Cash flows from investing activities were (5,500) and net cash flow provided by financing activities were $5,000. We did not have any cash flows from investing activities during the year ended December 31, 2002.

     We estimate that revenues will increase substantially in 2004. We believe that cash flow from operating activities will be sufficient to meet liabilities. We will need additional capital during 2004 to fulfill our business plan, enhance the site and engage in marketing. This offering is intended to address that problem. If revenues increase during 2004, we may have sufficient cash flow from operations.

     Overall, we have funded our cash needs from inception through December 31, 2003, with a series of debt and by transactions with related parties. We are attempting to raise capital from unrelated third parties. The failure of this equity financing could have a material adverse effect on operations and financial condition.

     We had cash on hand of $2,066 at December 31, 2003. We will likely experience a working capital deficit in 2004 due to current obligations, and incurred costs. We will substantially rely on the revenue from our business; however, we have no current or projected capital reserves that will sustain our business for the next 12 months. The current officers have indicated that they will continue to fund working capital deficits through 2004, but there is no assurance that they will be able to do so. Also, if the projected revenues fall short of needed capital we may not be able to sustain our capital needs. A lack of significant revenues in 2004 will significantly affect our cash position and move us towards a position where the raising of additional funds through equity or debt financing will be necessary. We believe our current level of operations would require capital of approximately $25,000 to sustain operations through year 2004. Modifications to our site may require additional capital for us to remain competitive. For example, if we are unable to raise additional capital in this current offering we may need to curtail our number of new service offerings or limit our expanded marketing efforts. There can be no assurance that additional capital in the future will be available to us when needed or available on terms favorable to South Street.

     On a long-term basis, liquidity is dependent on continuation and expansion of the website operations, receipt of revenues, and additional infusions of capital and perhaps debt financing. We are planning significant improvements to our site and additional personnel. Our current capital and revenues are insufficient to fund such expansion. If we choose to launch such an expansion campaign, we will require substantially more capital. The funds raised from this offering will also be used to enhance our marketing, expand our search engine participation, and perhaps launch an offline advertising campaign. If we are unable to raise additional capital, our growth potential will be adversely affected and we will have to significantly curtail our plans.

Results  of  Operations

Comparison  of  Six  Months  Ended  June  30,  2004,  and  June  30,  2003

     Revenues. We had no revenues during the six months ended June 30, 2003 as our efforts were devoted solely to the development of the Yourincorporation.com website. For the six month period ending June 30, 2004, we had net revenues of $73,859. Our income was totally the result of fees generated by customers seeking online incorporation services for their business or non-profit entities through our website. Fee income totaled $75,992 and was reduced by $1,884 for an overage reimbursement, returns and discounts.

In April, 2004 we implemented our taxpayer identification procurement program. We provide certain federal tax forms as part of the basic package, but began to procure the taxpayer identification numbers for prospects for an additional fee of $49. We did not offer expedited services until July, 2004 so our fee income did not include any payments for expedited filings during this period.

     Cost of Revenues. For the period ended June 30, 2003, we were in the process of developing the Yourincorporation.com website. We had no operational expense other than a $2,250 advance from our CEO to our web designer. We also began to expense the services rendered by our CEO and Chairman, Charles Barkley, in the creation of the forms and system for the website. We accrued expense for web development costs for 2003 based on the hourly rate of Mr. Barkley multiplied by the time expended. At June 30, 2004, Mr. Barkley had expended 190 hours and we had incurred $41,625 in web development costs.

Customer service expenses were $74,560 for the six months ended June 30, 2004. Website costs in this period were $3,570. General and Administrative costs were $45,375 One of the costs of incorporation is the filing fee charge by the Secretary of State or other recordation officials. Filing fees represented approximately one quarter of total operating expenses for the six months ended June 30, 2004, compared to $0 for the six months ended June 30, 2003. Since the website was not operational during the period ended June 30, 2003, there are no meaningful comparisons.

     Contributed Services expense. Services contributed from the CEO and CFO , totaled $50,383 or 26% of the total operating expenses. These amounts represent services contributed by the company's CEO, a licensed attorney, and the company's CFO, a licensed certified public accountant. The expenses have been booked in accordance.

     General and Administrative Expense. General and administrative expenses totaled $45,375. These expenses generally related to the procurement of corporations, office expenses and vendors, along with corporate kits, corporate seals, and corporate stock certificates ordered by customers. These materials are handled through a variety of unrelated third party vendors who typically drop ship seals and certificates to the customer. Kits are normally delivered to us for insertion of the corporate paperwork.

     Net Operating Loss. For the period ended June 30, 2004, we incurred a net operating loss of $(49,646) which roughly reflects the $50,383 charge in contributed services. The contributed services consist in services for our CEO and CFO who provide legal and accounting services in addition to their traditional roles.. We have no paid employees. We also hired a free lance paralegal in March who has been used on a part time, as needed basis. We expect losses to continue as we expand our business plan. Advertising costs and personnel costs are likely to increase if the volume of business increases.

Impact  of  Inflation.

     We believe that inflation has had a negligible effect on operations since inception. We believe that we can offset inflationary increases in the cost of labor by increasing sales and improving operating efficiencies.

Liquidity  and  Capital  Resources.

     Since inception we have financed our operations primarily through advances from our founder. These advances had been reflected as stockholder payables in our balance sheets. During the period ended June 30, 2004, the stockholder payables were converted to equity. We continue to rely on the advances from the founder to fund our advertising and marketing campaign. We currently have no lines of credit, bank loans, or other sources of liquidity.

     Cash flows provided by operations were $(49,646) for the six months ended June 30, 2004. We had contributed services of $50,383 from our CEO and CFO which was the most significant factor in reducing our net cash flows to $5,155. There is no meaningful comparison period as operations had not commenced during the six months ended June 30, 2003 and were therefore -0-. Since the company is typically credited for online sales within 72 hours, we do not have any material receivables at June 30, 2004.

     Cash and cash equivalents totaled $7,221 at the end of the period. We did not have any cash flows provided by financing activities or from investing activities during the three months ended June 30, 2004. We had carried a payable to shareholder of $10,708 which was reduced during the period by a $1,000 reimbursement for costs advanced and a conversion of $9,000 to contribution to capital.

     We had assets of $12,197 as of June 30, 2004 and liabilities of $5,208. Our stockholder's equity was $12,197at that time.

     Demand for our online services will be dependent on, among other things, market acceptance of our website, the online incorporation market in general, and general economic conditions, which are cyclical in nature. Inasmuch as a major portion of our activities is the receipt of revenues from the sales of our products, our business operations may be adversely affected by our competitors and prolonged periods of recession.

     Our success will be dependent upon implementing our plan of operations and the risks associated with our business plans. We operate an online service providing incorporation to non-profit, for profit and limited liability companies. We hope to strengthen our position in these markets.

Off-Balance Sheet Arrangements. We have no off balance sheet arrangements. Our CEO and CFO have indicated that they will continue to fund, from time to time, certain of our liquidity and capital needs, as their limited assets will bear.

VALUATION  OF  OUR  COMMON  STOCK

The value placed on our common stock issued for services during the period from inception through June 30, 2004 was originally estimated by our Board of Directors, with input from management. We did not obtain contemporaneous valuations by a valuation specialist because we lacked the necessary resources and our efforts were focused on website development and the business plan.

Determining the fair value of our common stock requires making complex, subjective and somewhat arbitrary judgments in the best of circumstances. Significant factors that contributed to the difference between the estimated fair value of our common stock as issued and the estimated initial public offering price of $0.25 per share include the following:

- The founders provided the expertise and manpower to effect the website and its system of online incorporations, which included expertise and trade secrets accumulated for decades prior to the commencement of the company;

- The contributions made by our founders were unique and proprietary making our website immediately competitive with industry leaders;

- In June 2004, we arranged a strategic marketing alliance with China World Trade Corporation to increase our exposure to potential markets overseas;

- Continued contributions of services and capital will be required from our founders in order to continue operations until profitability is achieved, if ever;

- Services provided included services that are not typically associated with the roles of corporate offices, such as the services contributed as special securities counsel in this offering.

Although it is reasonable to expect that the completion of the initial public offering will add value to the shares because they will have increased liquidity and marketability, the amount of that additional value cannot be measured with either precision or certainty.


                            DESCRIPTION OF PROPERTY

     We currently use and an executive offices business identity located at 6201 Fairview Road, Suite 200, Charlotte, North Carolina 28210. Under the terms of our arrangement, we have use of an office, conference rooms, and a work area on an "as needed, first come" basis. This arrangement has been adequate so far. We also maintain a home office in our President's residence. We outsource certain of our operations such as registered agent services to third parties.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


On February 4, 2004, we increased our authorized common shares to 100,000,000, shares, each with a par value of $.001 per share.

On April 25, 2004, we entered into a Consulting Services Agreement with Greentree Financial Group, Inc. to provide certain consulting services such as:

-    Assistance  with  the  preparation of our Form SB-2 registration statement;
-    State  Blue-Sky  compliance;
-    Selection  of  an  independent  stock  transfer  agent;  and
-    Edgar  services.

We paid Greentree Financial Services Corp., 49,000 shares of our common stock. The shares issued were valued at the estimated value for the services received which was $12,250, or $.25 per share. From February, 2004 until July, 2004 Charles W. Barkley, our Chief Executive Officer and controlling shareholder, represented Greentree and certain of its clients from time to time on a variety of matters in his capacity as a practicing attorney.

Also, on April 25, 2004, we issued 35,000 shares of restricted common stock to eight individuals. These transactions are set forth in detail in this Prospectus under the heading "Organization Within the Last Five Years."

     We had a shareholder payable to our President, Charles W. Barkley at December 31, 2003 that was due on demand. At March 31, 2004, the balance due the officer was $10,708, which also included accrued interest.

     On June 2, 2004 we entered into a strategic reliance Agreement with China World Trade Corp. The agreement with China World Trade has been set forth in detail in this Prospectus under the heading "Description of Business - Agreement with China World Trade." We arbitrarily valued these shares at $0.025 per share. On July 2, 2004 the Board of Directors approved a ten for one forward split of the Company's stock pursuant to North Carolina General Statute 55-10-02(4).

     Mr. Barkley and Mr. Killman have other professional and business dealings outside the company and intend to establish at least one other are internet "e-business". This separate business venture may require time and capital that could be otherwise devoted to the company.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

(a)  Market  Information.

     Our Common Stock is not currently quoted or traded on any exchange. We plan to eventually seek listing on the over-the-counter Bulletin Board. We cannot guarantee that we will obtain a listing. Although we plan to obtain a market maker for our securities, our management has not yet discussed market making with any market maker or broker dealer. There is no trading activity in our securities, and there can be no assurance that a regular trading market for our common stock will ever be developed, or if developed, will be sustained.

     A shareholder in all likelihood, therefore, will not be able to resell their securities should he or she desire to do when eligible for public resales. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops. We have no plans, proposals, arrangements or understandings with any person with regard to the development of a trading market in any of our securities.

(b)  Holders

     There are 13 record holders of our Common Stock as of the date of this prospectus.

(c)  Dividends.

     We have not declared any cash dividends with respect to our Common Stock and we do not intend to declare dividends in the foreseeable future. Our future dividend policy cannot be ascertained with any certainty. There are no material restrictions limiting, or that are likely to limit, our ability to pay dividends on our common stock.

Penny  Stock  Characterization

     Our Shares are "penny stocks" within the definition of that term as contained in the Securities Exchange Act of 1934, which are generally equity securities with a price of less than $5.00. Our shares will then be subject to rules that impose sales practice and disclosure requirements on certain broker-dealers who engage in certain transactions involving a penny stock. These will impose restrictions on the marketability of the common stock.

     Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, unless the broker-dealer or the transaction is otherwise exempt, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the Registered Representative and current bid and offer quotations for the securities. In addition a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks. As a result of these regulations, the ability of broker-dealers to sell our stock may affect the ability of selling security holders or other holders to sell their shares in the secondary market. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be adversely affected, with concomitant adverse affects on the price of our securities. Our shares may someday be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

     We  have  no  outstanding  options  and  no  outstanding  warrants.

Agreements  to  Register.

     None,  except  as  set  forth  in  this  registration  statement.

Shares  Eligible  for  Future  Sale.

     Upon effectiveness of this registration statement, the 1,290,000 shares of common stock sold in this offering will be freely tradable without restrictions under the Securities Act of 1933, except for any shares held by our "affiliates", which will be restricted by the resale limitations of Rule 144 under the Securities Act of 1933.

     In general, under Rule 144 as currently in effect, any of our affiliates and any person or persons whose sales are aggregated who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates who have held their restricted shares for one year may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding such sale.

     Further, Rule 144A as currently in effect, in general, permits unlimited resales of restricted securities of any issuer provided that the purchaser is an institution that owns and invests on a discretionary basis at least $100 million in securities or is a registered broker-dealer that owns and invests $10 million in securities. Rule 144A allows our existing stockholders to sell their shares of common stock to such institutions and registered broker-dealers without regard to any volume or other restrictions. Unlike under Rule 144, restricted securities sold under Rule 144A to non-affiliates do not lose their status as restricted securities.

     Future sales of stock owned by our affiliates may be permitted according to Rule 144. The availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.


                             EXECUTIVE COMPENSATION

     No compensation in excess of $100,000 was awarded to, earned by, or paid to any executive officer of South Street during the years 2003 and 2002, except as described below. No cash compensation has been paid to any officer to date and there is no compensation due for 2003.

The following table and the accompanying notes provide summary information for each of the last three fiscal years concerning cash and non-cash compensation paid or accrued by Charles W. Barkley and Michael Killman, South Street' chief executive officer and chief financial officer since inception.



                              Summary Compensation Table
                              --------------------------
                      Annual Compensation                     Long Term Compensation
                  ----------------------------   ------------------------------------------------
Name and                                         Restricted  Securities    LTIP         Other
Principal                         Other Annual   Stock       Underlying    payouts
Position   Year   Salary   Bonus  Compensation   Award(s)    Options
                    ($)     ($)        ($)         ($)          (#)          ($)         ($)
---------  ----   ------   -----  ------------   ----------  ----------    -------   ------------

Charles W. 2003        0       0             0            0           0          0              0
Barkley
President

Charles W. 2002        0       0             0            0           0          0              0
Barkley
President

Charles W. 2001        0       0             0            0           0          0              0
Barkley
President
---------  ----   ------   -----  ------------   ----------  ----------    -------   ------------



                              Summary Compensation Table
                              --------------------------
                      Annual Compensation                     Long Term Compensation
                  ----------------------------   ------------------------------------------------
Name and                                         Restricted  Securities    LTIP         Other
Principal                         Other Annual   Stock       Underlying    payouts
Position   Year   Salary   Bonus  Compensation   Award(s)    Options
                    ($)     ($)        ($)         ($)          (#)          ($)         ($)
---------  ----   ------   -----  ------------   ----------  ----------    -------   ------------

Michael J. 2003        0       0             0            0           0          0              0
Killman
CFO

Michael J. 2003        0       0             0            0           0          0              0
Killman
CFO

Michael J. 2003        0       0             0            0           0          0              0
Killman
CFO
---------  ----   ------   -----  ------------   ----------  ----------    -------   ------------



     South Street has not entered into any employment agreements or compensatory plans.

COMPENSATION  OF  DIRECTORSCOMPENSATION  OF  DIRECTORS

     In April 2004, South Street issued 15,000 restricted shares of its common stock to Annette B. Heim for her commitment to serve on the Board of Directors. Our President and largest stockholder, Charles Barkley, surrendered for cancellation an equal number of shares. The Company plans to compensate each of its Board of Directors but has not established any policy or amount. Board members typically meet on a monthly basis. We have no standard arrangements under which we will compensate our directors for their services provided to us.

                              FINANCIAL STATEMENTS


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To  The  Board  of  Directors  and  Stockholders
Of  South  Street  Ventures  VII,  Inc.

We have audited the accompanying consolidated balance sheets of South Street Ventures VII, Inc. (a South Carolina corporation) as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of South Street Ventures VII, Inc. as of December 31, 2003 and 2002, and the consolidated results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses from operations to date and has a deficiency in working capital, which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                    /s/  BATEMAN  &  CO.,  INC.,  P.C.
                                    ----------------------------------
                                    BATEMAN  &  CO.,  INC.,  P.C.



Houston,  Texas
April  23,  2004



                                                                         SOUTH STREET VENTURES VII, INC.
                                                                             CONSOLIDATED BALANCE SHEETS
                                                                         -------------------------------


                                                                       December 31,           June 30,
                                                                   2003           2002          2004
                                                                                             (Unaudited)
                                                               ------------   ------------  ------------

                                     ASSETS

Current  assets:
   Cash and cash equivalents                                   $      2,066   $          -  $      7,221
   Accounts receivable, trade                                           852              -           850
                                                               ------------   ------------  ------------
      Total current assets                                            2,918              -         8,071
                                                               ------------   ------------  ------------

OTHER  ASSETS:
   Website  development  costs,  net  of  accumulated
   amortization of $458 in 2003 and $916 in 2004                      5,042              -         4,126
                                                               ------------   ------------  ------------
      Total assets                                                    7,960              -        12,197
                                                               ============   ============  ============


LIABILITIES

Current  liabilities:
   Accounts payable and accrued expenses                       $          -   $          -  $      2,000
   Payable to shareholder                                            10,708            450         3,208
                                                               ------------   ------------  ------------
      Total current liabilities                                      10,708            450         5,208
                                                               ------------   ------------  ------------

      Total liabilities                                              10,708            450         5,208
                                                               ------------   ------------  ------------

STOCKHOLDERS'  EQUITY
   Common stock, $.001 par value, 100,000,000 shares
   authorized, 1,000,000 in 2003 and 2002, and
   10,000,000 in 2004 shares issued and outstanding                   1,000          1,000        10,000
   Capital in excess of par value                                   102,420          4,000       152,803
   Retained deficit                                                (106,168)          (450)     (155,814)
   Less, Receivable from sale of stock                                    -         (5,000)            -
                                                               ------------   ------------  ------------
      Total stockholder's equity                                     (2,748)          (450)        6,989
                                                               ------------   ------------  ------------
      Total liabilities and stockholder's equity               $      7,960   $          -  $     12,197
                                                               ============   ============  ============







                                                                            SOUTH STREET VENTURES VII, INC.
                                                  CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEARS ENDED
                         DECEMBER 31, 2003 AND 2002 AND THE SIX MONTH PERIOD ENDED JUNE 30, 2004 (UNAUDITED)
                         ----------------------------------------------------------------------------------

                                                                       Years Ended         Six Months Ended
                                                                       December 31,           June 30,
                                                                   2003           2002          2004
                                                                                             (Unaudited)
                                                               ------------   ------------  ------------

Revenues,  net                                                 $      8,732   $          -  $     73,859
                                                               ------------   ------------  ------------

Cost  of  revenues:
   Customer  service  costs                                          11,887                       74,560
   Website  costs                                                    96,715                        3,570
                                                               ------------   ------------  ------------
                                                                    108,602              -        78,130
                                                               ------------   ------------  ------------
      Gross (loss) income                                           (99,870)             -        (4,271)
                                                               ------------   ------------  ------------

General and administrative expenses                                   5,848              -        45,375
                                                               ------------   ------------  ------------
     (Loss) before income taxes                                    (105,718)             -       (49,646)

Provision (credit) for taxes on income:                                   -              -             -
                                                               ------------   ------------  ------------
      Net income (loss)                                        $   (105,718)  $          -  $    (49,646)
                                                               ============   ============  ============


Basic (loss) per common share                                  $      (0.01)  $          -  $      (0.00)
                                                               ============   ============  ============

Weighted average number of shares
outstanding, adjusted for stock split                            10,000,000     10,000,000    10,000,000
                                                               ============   ============  ============






                                                                            SOUTH STREET VENTURES VII, INC.
                                       CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT FOR THE YEARS ENDED
                         DECEMBER 31, 2003 AND 2002 AND THE SIX MONTH PERIOD ENDED JUNE 30, 2004 (UNAUDITED)
                         ----------------------------------------------------------------------------------

                                                                               RECEIVABLE
                                                       CAPITAL IN              FROM SALE
                                     COMMON STOCK      EXCESS OF    RETAINED   OF
                                   SHARES     AMOUNT   PAR VALUE    DEFICIT    STOCK           TOTAL
                                 ----------   -------  ----------  ---------   ----------     -------

Balances, December 31, 2001       1,000,000   $ 1,000  $    4,000  $    (450)  $   (5,000)    $  (450)
Net (loss)                                -         -           -          -            -           -
                                 ----------   -------  ----------  ---------   ----------     -------

Balances, December 31, 2002       1,000,000     1,000       4,000       (450)      (5,000)       (450)

Collection of receivable                  -         -           -          -        5,000       5,000
Contributed services                      -         -      98,420          -            -      98,420
Net (loss)                                -         -           -   (105,718)           -    (105,718)
                                 ----------   -------  ----------  ---------   ----------     -------

Balances, December 31, 2003       1,000,000     1,000     102,420   (106,168)           -      (2,748)

Conversion of stockholders'
payable                                   -         -       9,000          -            -       9,000
Stock split                       9,000,000     9,000      (9,000)         -            -           -
Contributed services                      -         -      50,383          -            -      50,383
Net (loss)                                -         -           -    (49,646)           -     (49,646)
                                 ----------   -------  ----------  ---------   ----------     -------

Balances, March 31, 2004
(Unaudited)                      10,000,000   $10,000  $  152,803  $(155,814)  $        -     $ 6,989
                                 ==========   =======  ==========  =========   ==========     =======





                                                                            SOUTH STREET VENTURES VII, INC.
                                                  CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED
                         DECEMBER 31, 2003 AND 2002 AND THE SIX MONTH PERIOD ENDED JUNE 30, 2004 (UNAUDITED)
                         ----------------------------------------------------------------------------------

                                                                       Years Ended         Six Months Ended
                                                                       December 31,             June 30,
                                                                   2003           2002          2004
                                                                                             (Unaudited)
                                                               ------------   ------------  ------------

Cash flows from operating activities:
   Net (loss)                                                  $   (105,718)  $          -  $    (49,646)

Adjustments to reconcile net (loss) to net cash
flows from operating activities:
   Amortization, website development costs                              458              -           916
   Contributed services                                              98,420              -        50,383
   Changes  in  operating  assets  and  liabilities:
      Accounts receivable, trade                                       (852)             -             2
      Accounts payable                                                    -              -         2,000
      Payable to shareholder                                         10,258              -         1,500
                                                               ------------   ------------  ------------

         Net cash flows from operating activities                     2,566              -         5,155
                                                               ------------   ------------  ------------

Cash flows from investing activities:
   Investment in website                                             (5,500)             -             -
                                                               ------------   ------------  ------------

         Net cash flows from investing activities                    (5,500)             -             -
                                                               ------------   ------------  ------------

Cash  flows  from  financing  activities:
   Collection of receivable from sale of stock                        5,000              -             -
                                                               ------------   ------------  ------------

         Net cash flows from financing activities                     5,000              -             -
                                                               ------------   ------------  ------------

         Net cash flows                                               2,066              -         5,155

Cash and equivalents, beginning of period                                 -              -         2,066
                                                               ------------   ------------  ------------

Cash and equivalents, end of period                            $      2,066   $          -  $      7,221
                                                               ============   ============  ============

Supplemental cash flow disclosures:
   Cash paid for interest                                      $          -   $          -  $          -
                                                               ============   ============  ============
   Cash paid for income taxes                                  $          -   $          -  $          -
                                                               ============   ============  ============

Non-Cash investing and financing activities
   Paid-in-Capital                                             $          -   $          -  $      9,000
   Payable to shareholder                                                 -              -        (9,000)
                                                               ------------   ------------  ------------

                                                               $          -   $          -  $          -
                                                               ============   ============  ============




                                                 SOUTH STREET VENTURES VII, INC.
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                               DECEMBER 31, 2003
                                                               -----------------
                          (INCLUDING AMOUNTS APPLICABLE TO THE UNAUDITED PERIOD)


NOTE  1  -  ORGANIZATION  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES:

Following  is a summary of our organization and significant accounting policies:

BUSINESS - Our principal line of business is providing online incorporation services through a proprietary website, http://www.yourincorporation.com (the
                                           --------------------------------
"Website"). The website was designed and developed to permit online incorporation by new and inexperienced users. By asking a series of online questions, the Website obtains information needed to generate forms and documents for initial incorporation. The Website permits incorporation of for profit, non-profit and limited liability companies throughout the fifty states of the United States.

ORGANIZATION - South Street Ventures VII, Inc. ("Venture VII") was incorporated under the laws of the State of North Carolina on December 12, 2001. Venture VII had no operations from December 12, 2001 to July 15, 2003, at which time it became the sole shareholder of yourincorporation.com. yourincorporation.com was incorporated under the laws of the state of North Carolina on July 15, 2003. All references herein to the "Company," "we," "our," or "us," collectively refer to South Street Ventures VII, Inc. and its wholly owned subsidiary, yourincorporation.com.

BASIS OF CONSOLIDATION - The consolidated financial statements include the accounts of South Street Ventures VII, Inc. and its wholly owned subsidiary, yourincorporation.com, Inc. Intercompany accounts and transactions have been eliminated in consolidation.

WEBSITE DEVELOPMENT COSTS - In March 2000, the Emerging Issues Task Force, known as "EITF," reached a consensus on Issue No. 00-2, Accounting for Website Development Costs. Under EITF Issue No 00-2, accounting for website development costs depends on the stage in which costs are incurred. The stages are discussed below:

Planning  the  website:  All  costs  incurred  in  this  stage  are  expensed as
-----------------------
incurred.

Developing the applications and infrastructure:  During this stage, costs may be
-----------------------------------------------
incurred to acquire or develop both hardware and software needed to operate the site. All software costs should be accounted for under AICPA Statement of Position 98-1 ("SOP 98-1"), Accounting for the Cost of Computer Software Development or Obtained for Internal Use. Under SOP 98-1, certain software development costs are capitalized and amortized over the estimated useful life of the website.

Developing  graphics:  Graphics  are  a  component of software and their initial
---------------------
development costs should be accounted for under SOP 98-1. After the launch of the website, graphics charges should be expensed as incurred, except for website enhancements, which should be capitalized.

Operating  the  site:  All  costs  of  operating  the site should be expensed as
---------------------
incurred.


The costs we incurred in developing our website are accounted for using EITF Issue No. 00-2. Following is a summary of the costs we incurred:

        SOURCE OF COST                                                  AMOUNT
Services rendered by shareholder in
planning and developing website content                                $ 92,500
Outside vendor preliminary planning and development                       4,215
Software development and registration                                     5,500
                                                                       --------
   Total costs incurred                                                $102,215
                                                                       ========


The shareholder who aided in development of the website is an attorney holding a license to practice law in the State of North Carolina. The value of his services was determined by multiplying the number of hours expended by the attorney's usual and customary billing rate.

Software costs capitalized during 2003 were $5,500, and are being amortized over a three year period beginning in October, 2003. Amortization expense was $458 for the year ended December 31, 2003, and $916 for the six month period ended June 30, 2004.

REVENUE RECOGNITION - After the customer has accessed the Website and answered the questions necessary to generate forms and documents for the initial incorporation, he is required to pay for the services with a credit card. The credit card charge is immediately electronically processed and approved or declined. Once approved, we immediately complete the actual filing forms and documents and file them electronically, if possible, or overnight them to the appropriate state. At that point, we recognize the revenue from the transaction.

ACCOUNTS RECEIVABLE - Accounts receivable represent balances due from credit card companies for revenues recognized from Website transactions. The funds are generally deposited to our bank within three banking days. We periodically evaluate collectibility of accounts receivable and provide an allowance for doubtful accounts when collectibility appears doubtful. Our management has determined that no allowance for doubtful accounts is necessary at December 31, 2003.

ADVERTISING EXPENSES - Advertising costs are expensed as incurred. Advertising expense was $1,386 for the year ended December 31, 2003. Advertising for the six months ended June 30, 2004, was $10,779.

INCOME TAXES - Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with Statement of Financial Accounting Standards number 109 Accounting for Income Taxes, which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides deferred taxes for the estimated future tax effects attributable to temporary differences and carryforwards when realization is more likely than not.

USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NET INCOME PER SHARE OF COMMON STOCK - We have adopted FASB Statement Number 128, Earnings per Share, which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings per share of common stock is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. During the periods presented, we did not have a complex capital structure requiring the computation of diluted earnings per share.

CASH AND CASH EQUIVALENTS - For purposes of the statement of cash flows, we consider all cash in banks, cash funds held in trust, money market funds, and certificates of deposit with a maturity of less than three months to be cash equivalents.

FAIR VALUE OF FINANCIAL INSTRUMENTS AND DERIVATIVE FINANCIAL INSTRUMENTS - We have adopted Statement of Financial Accounting Standards number 119, Disclosure About Derivative Financial Instruments and Fair Value of Financial Instruments. The carrying amounts of cash, receivables, and current liabilities approximate fair value because of the short maturity of these items. These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect these estimates. We not hold or issue financial instruments for trading purposes, nor do we utilize derivative instruments in the management of our foreign exchange, commodity price or interest rate market risks.

IMPAIRMENT OF LONG-LIVED ASSETS - We routinely evaluate the carrying value of our long-lived assets. Impairment losses are recorded when events or circumstances indicate that a long-lived asset's carrying value may not be recovered. These events include changes in the manner in which we intend to use an asset or decisions to sell and asset. To date, we have not recognized any impairment charges.

UNAUDITED PERIOD - The Company had no operations during the six months ended June 30, 2003; therefore, the consolidated statements of operations and cash flows are not comparable.


NOTE  2  -  GOING  CONCERN:

At December 31, 2003, we had incurred cumulative operating losses of approximately $106,000, had negative net worth of approximately $2,700, had limited cash, and had a working capital deficit approximating $7,700. Although management is currently attempting to expand operations and is seeking additional sources of equity or debt financing, there is no assurance these activities will be successful. These factors raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE  3  -  RELATED  PARTY  TRANSACTIONS:

The following summarizes transactions with our shareholders, directors and officers:

        DESCRIPTION                                                     AMOUNT
TRANSACTIONS  2002  AND  2001

   Receivable due from shareholders for
   issuance of stock on December 12, 2001                              $  5,000
   Payment of incorporation filing fees by shareholder in 2001             (450)
   Balance of receivable from shareholder at
                                                                       --------
   December 31, 2002 and 2001                                             4,550

TRANSACTIONS  2003

   Payment by shareholder to Company for stock issuance                  (5,000)
   Shareholder advance to initiate bank account                          (1,015)
   Payment of website costs by shareholder                               (4,562)
   Payment of December operating expenses by shareholder                 (2,431)
   Office space and office equipment provided by shareholder
   for five months                                                       (2,250)
                                                                       --------
   Balance of payable to shareholder at December 31, 2003               (10,708)

TRANSACTIONS  2004

   Expense paid by shareholder                                            2,500
   Payment to shareholder                                                (1,000)
   Transfer to paid-in capital                                           (9,000)
                                                                       --------
   Balance, June 30, 2004 (unaudited)                                  $  3,208
                                                                       ========

In addition to the above transactions, a shareholder provided services to help plan and design the Website and provided services in fulfilling customer incorporation requests. This shareholder currently holds a license to practice law in the State of North Carolina and therefore was professionally qualified to help plan, design and service the Website. The aggregate fair value of the shareholder's services was $98,420. The fair value of the shareholder's services was determined by multiplying the attorney's normal billing rate by the number of hours expended.

During the six month period, two shareholders provided legal and accounting services to the Company. The aggregate fair value of the shareholders' services was $50,383. The fair value of the services was determined by multiplying the attorney's and accountant's normal billing rate by the number of hours expended.


NOTE  4  -  FEDERAL  INCOME  TAX:

We follow Statement of Financial Accounting Standards Number 109 (SFAS 109), Accounting for Income Taxes. Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and
(b)  net  operating  loss  carryforwards.

The following summary reconciles the Federal statutory tax rate of 34% to our effective rate:

   Benefit of net loss at 34%                                          $ 35,800
   Non deductible items - contributed services                          (33,500)
                                                                       --------
                                                                          2,300
   Less, Valuation allowance                                             (2,300)
                                                                       --------
      Net provision for income taxes                                   $      -
                                                                       ========


We have a tax loss carryover of $6,840 that will expire in 2023. No deferred tax asset was recorded for the benefit of this carryover because its realization was not considered to be more likely than not. Therefore, a valuation allowance was established to offset the deferred tax benefit of this future benefit.

NOTE  5  -  NEW  ACCOUNTING  PRONOUNCEMENTS:

The  following  recent  accounting  pronouncements:

-    FASB  Statements
- Number 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections
-    Number  146,  Accounting  for  Costs  Associated  with  Exit  or  Disposal
     Activities,
- Number 147, Acquisitions of Certain Financial Institutions - an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9,
- Number 148, Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123,
- Number 149, Amendment of Statement 133 on Derivative Investments and Hedging Activities,
- Number 150, Financial Instruments with Characteristics of Both Liabilities and Equity,
-    and  FASB  Interpretations
- Number 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others - and Interpretation of FASB Statements No. 5, 57, and 107 and rescission of FASB Interpretation No. 34
- Number 46, Consolidation of Variable Interest Entities - an Interpretation of ARB No. 51

are  not  currently  expected  to  have  a  material  effect  on  our  financial
Statements.

NOTE  6:  SUBSEQUENT  EVENT:

In March 2004, the shareholders' of the Company authorized a stock split whereby each share of common stock outstanding before the split became ten (10) shares of common stock after the stock split. The basic (loss) per share has been restated for all periods to give effect to the stock split.


    CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                   DISCLOSURE

     The accounting firm of Bateman & Company, Inc., P.C., Certified Public Accountants, audited our financial statements. We have had no changes in or disagreements with our accountants.



========================================               ====================================

Until _____________, 2004 (40 days after
the  date  of  this  prospectus),  all
dealers  that  effect  transactions  in
these  securities,  whether  or  not
participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

--------------------------------
TABLE OF CONTENTS                                          SOUTH STREET VENTURES VII, INC.
--------------------------------
Prospectus Summary
Risk Factors
Use of Proceeds
Determination of Offering Price
Dilution                                                           1,290,000 SHARES
Selling Security Holders                                           COMMON STOCK
Plan of Distribution                                               $.001 PAR VALUE
Legal Proceedings
Directors & Executive Officers
Security Ownership
Description of Securities
Interests of Named Experts
SEC's Position on Indemnification
Description of Business                                            ----------------
Management's Discussion & Analysis                                    PROSPECTUS
Description of Property                                            ----------------
Certain Relationships and Related Transactions
Market for Common Stock
Executive Compensation
Financial Statements                                                  ____ , 2004

NO  DEALER,  SALESPERSON  OR  OTHER
PERSON  HAS BEEN AUTHORIZED TO GIVE
ANY  INFORMATION  OR  TO  MAKE  ANY
REPRESENTATIONS  OTHER  THAN  THOSE
CONTAINED  IN  THIS PROSPECTUS AND,
IF  GIVEN OR MADE, SUCH INFORMATION
OR  REPRESENTATIONS  MUST  NOT  BE
RELIED  UPON  AS  HAVING  BEEN
AUTHORIZED BY SOUTH STREET VENTURES
VII, INC.. THIS PROSPECTUS DOES NOT
CONSTITUTE  AN  OFFER  TO SELL OR A
SOLICITATION OF AN OFFER TO BUY ANY
OF THE SECURITIES OFFERED HEREBY TO
WHOM  IT  IS  UNLAWFUL TO MAKE SUCH
OFFER  IN ANY JURISDICTION. NEITHER
THE DELIVERY OF THIS PROSPECTUS NOR
ANY  SALE  MADE  HEREUNDER  SHALL,
UNDER ANY CIRCUMSTANCES, CREATE ANY
IMPLICATION  THAT  INFORMATION
CONTAINED  HEREIN  IS CORRECT AS OF
ANY  TIME  SUBSEQUENT  TO  THE DATE
HEREOF  OR  THAT  THERE HAS BEEN NO
CHANGE  IN THE AFFAIRS OF THE SOUTH
STREET  VENTURES  VII,  INC.  SINCE
SUCH  DATE.
========================================               ====================================



              INFORMATION NOT REQUIRED TO BE INCLUDED IN PROSPECTUS

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     South Street Ventures VII, Inc. shall indemnify to the fullest extent permitted by, and in the manner permissible under the laws of the State of North Carolina, any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, including an action involving liability under the Securities Act of 1933, as amended, by reason of the fact that he is or was a director or officer of South Street Ventures VII, Inc., or served any other enterprise as director, officer or employee at the request of South Street Ventures VII, Inc. The Board of Directors, in its discretion, shall have the power on behalf of South Street Ventures VII, Inc. to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he/she is or was an employee of South Street Ventures VII, Inc.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

                  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by South Street Ventures VII, Inc. in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling security holders will pay no offering expenses.


ITEM                                     EXPENSE*
SEC  Registration  Fee                   $    40
Blue  Sky  Fees                          $ 3,000
Legal  Fees  and  Expenses               $ 1,000
Accounting  Fees  and  Expenses          $ 3,500
Printing                                 $ 1,000
Miscellaneous                            $ 1,000
================================================
Total*                                   $ 6,540

*    Estimated  Figures


                    RECENT SALES OF UNREGISTERED SECURITIES

In December 2002 we issued 1,000,000 restricted shares of our common voting stock, $.001 par value, to four persons. A total of 965,000 shares were issued to our founders, Charles W. Barkley and Michael J. Killman, and the remaining 35,000 shares were issued to Phillip Barkley and Charles E. Barkley, the brother and son respectively of our CEO and largest shareholder, Charles W. Barkley.

We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. These shares were issued based on the following facts: (1) the issuances were isolated private transaction which did not involve a public offering; (2) there were only four offerees, (3) the offerees agreed to the imposition of a restrictive legend on the face of the stock certificate representing the shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offerees were sophisticated investors; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; (7) there was no cash consideration paid: (8) all of the offerees are members or relatives of management.

In  April  2004,  we issued 84,000 shares of restricted common stock as follows:

     150,000 restricted shares of common stock to Annette B. Heim in exchange for Ms. Heim joining the board of Directors of the Company;

     5,000 restricted shares of common stock to Rosa E. Sprinkle, the Company's administrative assistant;

     5,000 restricted shares of common stock to Harold H. Martin, a lawyer with whom the Company has consulted from time to time;

     5,000 restricted shares of common stock to Susanne Mulligan, the Company's web designer;

     2,000 restricted shares of common stock to Cai Weiheng (a/ka/ Ricky Cai), a resident of the People's Republic of China, for services related to translation and overseas possibilities;

     1,000 restricted shares of common stock to Chen Li, (a/ka/ Lilly Chen), a resident of the People's Republic of China, for services related to translation and overseas possibilities;

     1,000  restricted  shares  of  common  stock  to Long Jin Fen, (a/k/a Sarah
Long), a resident of the People's Republic of China, for services related to translation and overseas possibilities;

     1,000 restricted shares of common stock to J. D. Xing, a resident of the People's Republic of China, for legal and related services;

     49,000 restricted shares of common stock to Greentree Financial Group, Inc., A Florida corporation, for financial consulting services.

     Charles W. Barkley surrendered for cancellation an equal number of his shares so that the Company's issued and outstanding shares remained at 1,000,000. We arbitrarily valued these shares at $0.025 per share, on a split adjusted basis.

We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. These shares were issued based on the following facts: (1) the issuances were isolated private transaction which did not involve a public offering; (2) there were only nine offerees, (3) the offerees have agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offerees were sophisticated investors; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; (7) there was no cash consideration paid: (8) all of the offerees are directors, employees or consultants to the company.

On July 2, 2004 the Board of Directors approved a ten for one forward split of the Company's stock pursuant to North Carolina General Statute 55-10-02(4).


                                    EXHIBITS

Exhibit       Exhibit  Description
Number
-------       ------------------------------------------------
3.1           Articles  of  Incorporation
-------       ------------------------------------------------
3.2           Amendment  to  Articles  of  Incorporation
-------       ------------------------------------------------
3.3           Bylaws
-------       ------------------------------------------------
4             Form  of  Stock  Certificate
-------       ------------------------------------------------
5             Legal  Opinion
-------       ------------------------------------------------
23.1          Consent  of  Charles  Barkley,  Attorney
             (Included  in  exhibit  5)
-------       ------------------------------------------------
23.2          Consent  of  Bateman  &  Company,  Inc.,  P.A.
-------       ------------------------------------------------


* Indicates filed as an exhibit to the Registrant's registration statement on Form SB-2, Commission File No. _____


                                  UNDERTAKINGS

The  undersigned  Registrant  hereby  undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     a. Include any prospectus required by Section 10(a)(3) of the securities Act of 1933;
     b. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
     c. Include any additional or changed material information on the plan of distribution.

2. That, for determining liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

5. In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing of Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Charlotte, North Carolina on May 17, 2004.

                                    South  Street  Ventures  VII,  Inc.


                                    /s/  Charles  W.  Barkley
                                    -------------------------
                             By:    Charles  W.  Barkley
                             Title: President  &  CEO,  Director


                                    South  Street  Ventures  VII,  Inc.


                                    /s/  Michael  J.  Killman
                                    -------------------------
                             By:    Michael  J.  Killman
                             Title: Principal  Accounting  Officer,  Director


     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the date stated.

                                    /s/  Charles  W.  Barkley
                                    -------------------------
                             By:    Charles  W.  Barkley
                             Title: President  &  CEO,  Director


                                    /s/  Michael  J.  Killman
                                    -------------------------
                             By:    Michael  J.  Killman
                             Title: Chief  Financial  Officer,
                                    Principal  Accounting  Officer,  Director


                             DATE:  October  26,  2004